UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

Amendment No. 5

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

IQSTEL INC.

(Exact name of registrant as specified in its charter)

Date: July 9, 2021

Nevada	4813	45-2808620
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification Number)

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Phone: (954) 951-8191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

The Corporate Place, Inc.

601 E. Charleston Blvd. Ste. 100

Las Vegas, NV 89104

Phone: (877) 786-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

PRELIMINARY OFFERING CIRCULAR DATED July 9, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

IQSTEL INC.

80,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

This Post-Qualification Offering Circular Amendment No. 5 (the “Amendment”) amends the Offering Circular of iQSTEL Inc., dated February 19, 2019, as qualified on December 9, 2019; amended by Amendment No. 4, dated January 11, 2021, as qualified on January 14, 2021, and as may be amended and supplemented from time to time, to extend the offering duration and to increase the per share price and number of shares of the common stock to be offered pursuant to the Offering Circular. This Amendment relates to the offer and sale of up to an additional 56,000,000 shares of common stock onto the original 24,000,000 shares originally offered by the Company, for a revised maximum of 80,000,000 shares. We have sold a total of 59,800,000 shares of common stock so far in the offering and we plan to sell 20,200,000 additional common shares according this Amendment. This Amendment also excludes from this offering the 900,000 shares of our common stock from our selling shareholder, which were unsold in the offering.

In this public offering we, “IQSTEL Inc.” are offering 80,000,000 shares of our common stock, where we already sold 59,800,000 common shares and plan to sell 20,200,000 additional common shares according to this Amendment. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, aside from the 59,800,000 that we already sold.

All of the shares being registered for sale by the Company under this Amendment will be sold at a fixed price, which will be within a range of $0.50 to $2.00 per share, established at qualification for the duration of the offering pursuant to Rule 253(b). The Company intends to set the fixed price in a prospectus supplement filed with the SEC in accordance with Rule 253(c) and (g). The Company already sold 59,800,000 shares of common stock so far in the offering, and received $5,501,250 in proceeds. Assuming 100% of the remaining 20,200,000 shares out of the 80,000,000 shares being offered by the Company are sold, the Company will receive $40,400,000 in gross proceeds. Assuming 75% of the 20,200,000 shares out of the 80,000,000 shares being offered by the Company are sold, the Company will receive $30,300,000 in gross proceeds. Assuming 50% of the 20,200,000 shares out of the 80,000,000 shares being offered by the Company are sold, the Company will receive $20,200,000 in gross proceeds. Assuming 25% of the 20,200,000 shares out of the 80,000,000 shares being offered by the Company are sold, the Company will receive $10,100,000 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY(2)	PUBLIC(1)(2)	COMMISSIONS	THE COMPANY(2)
Per Share	$2.00	$0.40	$1.60
Minimum Purchase	None	Not Applicable	Not Applicable
Total (20,200,000 shares)	$40,400,000	$8,080,000	$37,821,250

(1)Price range of offering being estimated pursuant to Rule 253(b). Estimate includes a maximum offering price of $2.00 and a maximum number of shares offered in this offering of 20,200,00 shares for an estimated maximum aggregate offering of $40,400,000.

(2)This amount excludes 59,800,000 shares of common stock already sold and the Company received $5,501,250 so far.

(3)Does not include expenses of the offering, estimated to be $50,000 including legal, accounting and other costs of registration. See “Use of Proceeds” and “Plan of Distribution.”

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $50,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Our Common Stock is quoted on the OTCQB under the symbol IQST. There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 13.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is July 9, 2021

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to IQSTEL Inc.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 13, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Company

iQSTEL Inc. (the “Company”) (OTCQB: IQST) (www.iqstel.com) is a technology company offering a wide array of services to global telecommunications and technology industries with presence in 13 countries.

The Company has an extensive portfolio of products and services for its clients such as: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT services, blockchain and payment solutions. These services are grouped within three business divisions: Telecom, Technology and Fintech.

The Company operates its business through its wholly-owned subsidiary Etelix.com USA, LLC (“Etelix”) (www.etelix.com); and its majority-owned subsidiaries SwissLink Carrier AG (www.swisslink-carrier.com), QGlobal SMA (https://www.qglobalsms.com/), Smart Gas (http://iotsmartgas.com/) and ItsBChain (http://itsbchain.com/). The information contained on our websites is not incorporated by reference into this registration statement and should not be considered part of this or any other report filed with the SEC.

Risks Affecting Us

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•we are an early-stage company with a limited operating history which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment;

•our inability to attract customers and increase sales to new and existing customers;

•failure of manufacturers and services providers to deliver products or provide services in a cost effective and timely manner;

•our failure to develop, find or market new products;

•our failure to promote and maintain a strong brand;

•failure to achieve or sustain profitability;

•risks associated with the telecommunications industry;

•our failure to successfully or cost-effectively manage our marketing efforts and channels;

•significant competition;

•the business risks of international operations;

•changing consumer preferences;

•adequate protection of confidential information;

•potential litigation from competitors and health related claims from customers;

•a limited market for our common stock;

The Offering

Securities being offered by the Company

80,000,000 shares of our common stock, with 59,800,000 common shares already sold and with 20,200,000 remaining shares of common stock to be sold at a fixed price of $_____________ per share established at qualification for the duration of the offering, offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through our officers and directors. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering. We have sold a total of 59,800,000 shares of common stock as of the date of this offering amendment.

Offering price per share

We will sell the shares at a fixed price of $____________ per common share established at qualification for the duration of the offering. The Company intends to set the fixed price in a prospectus supplement filed with the SEC in accordance with Rule 253(c) and (g).

Number of shares of common stock outstanding before the offering of common stock	141,657,358 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	161,857,358 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be sold in this offering	None.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, for acquisitions, to retire debt and for other corporate purposes.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this amended Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 80,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $50,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Results of Operations for the Three Months Ended March 31, 2021 and 2020

Revenues

Our total revenue reported for the three months ended March 31, 2021 was $14,197,611, compared with $5,017,412 for the three months ended March 31, 2020. These numbers reflect an increase of 182.97% quarter over quarter on our consolidated revenues.

When looking at the numbers by subsidiary, we have the following breakout for the three months ended March 31, 2021 compared to the three months ended March 31, 2020:

	Revenue	Revenue
	Three Months	Three Months
	Ended	Ended
Subsidiary	March 31, 2021	March 31, 2020
Etelix.com USA, LLC	$3,560,386	$3,820,533
SwissLink Carrier AG	1,135,802	1,196,879
QGlobal LLC	250,014	-
IoT Labs LLC	9,251,409	-
	$14,197,611	$5,017,412

The continued growth of our revenue is the result of the development of our business strategy, which includes the strengthening of our commercial and operating activities and new acquisitions.

Cost of Revenues

Our total cost of revenues for the three months ended March 31, 2021 increased to $13,710,241, compared with $5,178,553 for the three months ended March 31, 2020.

When looking at the numbers by subsidiary, we have the following breakout for the three months ended March 31, 2021 compared to the three months ended March 31, 2020:

	Cost of Revenue	Cost of Revenue
	Three Months	Three Months
	Ended	Ended
Subsidiary	March 31, 2021	March 31, 2020
Etelix.com USA, LLC	$3,435,200	$4,121,184
SwissLink Carrier AG	1,009,382	1,057,369
QGlobal LLC	203,194	-
IoT Labs LLC	9,062,465	-
	$13,710,241	$5,178,553

Our cost of revenues consists of direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls and SMS terminated in vendor’s network.

The behavior in the costs shows a logical correlation with the behavior of the revenue commented above. We have reached a higher volume of sales and every additional unit sold (minutes and SMS) has its corresponding termination cost.

Operating Expenses

Operating expenses increased to $1,498,111 for the three months ended March 31, 2021 from $1,297,527 for the three months ended March 31, 2020. The detail by major category is reflected in the table below.

	Three Months Ended
	March 31,
	2021	2020
Salaries, Wages and Benefits	$284,530	$291,969
Technology	60,025	25,133
Professional Fees	92,495	37,597
Legal & Regulatory	24,359	10,350
Write-off of due from related party	-	43,375
Travel & Events	1,268	-
Public Cost	14,406	26,140
Advertising	151,000	285,912
Bank Services and Fees	26,657	12,138
Depreciation and Amortization	20,560	13,425
Office, Facility and Other	64,215	51,454

Sub Total	739,515	797,493

Stock-based compensation	758,596	500,034
Total Operating Expense	$1,498,111	$1,297,527

When looking at the numbers by subsidiary, we have the following breakout for the three months ended March 31, 2021 compared to the three months ended March 31, 2020:

	Three Months Ended March 31,
	2021	2020	Difference
iQSTEL	$1,173,777	$976,847	$196,930
Etelix	91,031	98,212	(7,181)
SwissLink	181,995	165,434	16,561
ItsBchain	252	52,684	(52,432)
QGlobal	27,976	4,350	23,626
IoT Labs	23,080	-	23,080
	$1,498,111	$1,297,527	$200,584

The most significant difference is generated by iQSTEL which is due to the following: (1) the Professional Fees, including the Audit and Accounting expenses related to the audit of year 2020, which covered iQSTEL and all its operating subsidiaries; and (2) Advertising corresponds to the third-party consultancy for the design and implementation of a Social Media communication strategy oriented to build and enhance our companies and brand image.

Operating Income

The Company showed negative Operating Income for the three months ended March 31, 2021 of $1,010,741 compared with a negative result of $1,458,668 for the three months ended March 31, 2020.

Even though the Company increased its Operating Expenses in $200,584 comparing the three months ended March 31, 2021 to the same period of 2020; the Operating Loss was reduced in $447,927 due to a Gross Margin increase of $648,511 when comparing the three months ended March 31, 2021 to the same period of 2020.

Other Expenses/Other Income

We had other expenses of $867,748 for the three months ended March 31, 2021, as compared with other expenses of $2,450,535 for the same period ended 2020. The decrease in other expenses is a result of the change in fair value of derivative liabilities in $1,937,598 for the three months ended March 31, 2021 compared to the same period ended 2020, and the decrease of interest expenses in $171,349 for the three months ended March 31, 2021 compared to the same period ended 2020.

Net Loss

We finished the three months ended March 31, 2021 with a net comprehensive loss attributed to shareholders of iQSTEL Inc. of $1,942,391, as compared to a loss of $3,890,490 during the three months ended March 31, 2020.

Results of Operations for the Years Ended December 31, 2020 and 2019

Net Revenue

Our net revenue for the year ended December 31, 2020 was $44,910,006 as compared with $18,031,548 for the year ended December 31, 2019. These numbers reflect an increase of 149% year over year on our consolidated Revenues.

When looking at the numbers by subsidiary, we have the following breakout for the year ended December 31, 2020:

Revenue
Year Ended
Subsidiary	December 31, 2020
Etelix.com USA, LLC	$14,033,528
SwissLink Carrier AG	5,432,022
QGlobal LLC	421,619
IoT Labs LLC	25,022,837
$44,910,006

If net revenues continue growing at a similar rates for the next twelve months, we believe that the company will reach a total consolidated revenue of approximately $60 million by December 31, 2021.

Cost of Revenue

Our total cost of sales for the year ended December 31, 2020 was $43,947,654 as compared with $17,250,623 for the year ended December 31, 2019.

When looking at the numbers by subsidiary, we have the following breakout for the year ended December 31, 2020:

Cost of revenue
Year Ended
Subsidiary	December 31, 2020
Etelix.com USA, LLC	$14,062,553
SwissLink Carrier AG	4,656,865
QGlobal LLC	311,409
IoT Labs LLC	24,916,827
$43,947,654

Our cost of revenues consists of direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls and SMS terminated in vendor’s network.

The behavior in the costs shows a logical correlation with the behavior of the revenue commented above. We have reached a higher volume of sales and every additional unit sold (minutes and SMS) has its corresponding termination cost.

Gross Margin

Our gross margin, which is simply the difference between our revenues and our cost of sales, discussed above, increased from $780,925 in 2019 to $962,352 in 2020.

We expect an increase in the gross margin for the next twelve months as a result of having better termination costs.

Operating Expenses

Operating expenses for the year ended December 31, 2020 were $4,174,367, as compared with $1,449,624 for the year ended December 31, 2019. The detail by major category is reflected in the table below.

	Years Ended December 31
	2020	2019
Salaries, Wages and Benefits	$1,208,709	$657,790
Technology	133,400	160,251
Professional Fees	374,821	346,567
Legal & Regulatory	121,229	58,126
Travel & Events	8,596	22,689
Public Cost	87,234	33,537
Allowance for doubtful accounts	183,414	-
Depreciation and Amortization	68,602	41,737
Advertising	942,950	61.346
Bank Services and Fees	137,598	21,687
Office, Facility and Other	209,956	45,894

Subtotal	3,476,509	1,449,624

Stock-based compensation	697,858	-

Total Operating Expense	$4,174,367	$1,449,624

The main reasons for the overall increase in operating expenses for the year ended December 31, 2020 compared to the same period of 2019 is that in 2020 we are reflecting the costs corresponding to 5 operating subsidiaries (Etelix.com, SwissLink, ItsBchain, QGlobal and IoT Labs) plus the corporate costs corresponding to iQSTEL itself. This is compared with 2019 where operating expenses corresponded only to Etelix, a portion corresponding to SwissLink (this subsidiary is consolidated since August 15, 2019) and corporate costs of iQSTEL; as shown in the table below.

	Years Ended December 31,
	2020	2019	Difference
iQSTEL	$2,623,555	$746,932	$1,876,623
Etelix	407,937	442,748	(34,811)
SwissLink	815,130	259,944	555,186
ItsBchain	52,684	-	52,684
QGlobal	83,304	-	83,304
IoT Labs	191,757	-	191,757
	$4,174,367	$1,449,624	$2,724,743

The most significant difference is generated by iQSTEL which is due to the following: (1) the Salaries, Wages and Benefits as a result of the new employment agreements with the Management Team members valid from May 2019, where the aggregated monthly salaries varied from $11,500 to $36,000, and the implementation starting on January 2020 of a compensation for Board Members of 3,000 monthly; (2) Advertising corresponds to the third-party consultancy for the design and implementation of a Social Media communication strategy oriented to build and enhance our companies and brand image and a marketing program for the Reg A; and (3) Stock-based compensation.

The item Technology already reflects the savings resulting from the implementation of the new switching platform.

No allowance for doubtful accounts were established due to additional controls already implemented within the commercial area and collection team.

Item Advertising corresponds to the third-party consultancy for the design and implementation of a Social Media communication strategy oriented to build and enhance our companies and brand image: and a marketing program for the Reg A.

All other items were stable from one year to the other, which allows us to affirm that the cost structure of the company is under control and supervision.

Other Expenses

We had other expenses of $3,487,315 for the year ended December 31, 2020, as compared with other expenses of $4,774,039 for the year ended December 31, 2019. Our other expenses in 2020 were mainly related to interest expense of $3,509,323, loss on the settlement of debt of $154,629 and other expenses of $117,562, offset mainly by a $255,614 change in fair value of derivative securities. Our other expenses in 2019 were mainly related to interest expense of $2,653,996 and a $2,111,783 change in fair value of derivative securities.

Net Loss

We finished the year ended December 31, 2020 with a loss of $6,699,482 as compared to a loss of $5,442,738 during the year ended December 31, 2019.

Liquidity and Capital Resources

As of March 31, 2021, we had total current assets of $5,834,649 and current liabilities of $6,408,601, resulting in a working capital deficit of $573,952. This compares with the working capital deficit of $4,330,355 at December 31, 2020. This decrease in working capital deficit, as discussed in more detail below, is primarily the result of the increase of $2,279,321 in the cash position and a reduction of $1,239,736 in the derivative liabilities and convertible notes.

Our operating activities used $1,042,192 in the three months ended March 31, 2021 as compared with $541,884 used in operating activities in the three months ended March 31, 2020. Our cash flow from operations varies depending on our operating results and the timing of operating cash receipts and payments, specifically trade accounts receivable and trade accounts payable. Our negative operating cash flows in 2021 and 2020 is largely the result of our net loss for the years.

Investing activities used $78,346 for the three months ended March 31, 2021. Uses of funds on investing activities were the acquisition of subsidiary IoT Labs of $60,000 and the acquisition of property and equipment of $18,346.

Financing activities provided $3,416,581 in the three months ended March 31, 2021 compared with $586,874 provided in the three months ended March 31, 2020. Our positive financing cash flow in 2021 was largely the result of the net proceeds from the subscription of new common stocks under our Regulation A offering $3,586,250.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. The Company has received the qualification of an Offering Statement under Regulation A for the sale of up to 80,000,000 common stocks. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. We also plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the three month period ended March 31, 2021.

Critical Accounting Polices

A “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our accounting policies are discussed in detail in the footnotes to our financial statements included in this Quarterly Report on Form 10-Q for the three months ended March 31, 2021; however, we consider our critical accounting policies to be those related to allowance for doubtful accounts, valuation of assets, significant estimates in the valuation of convertible debt and income taxes. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. See the Consolidated Financial Statements in this Quarterly Report for a complete discussion of our significant accounting policies.

Off Balance Sheet Arrangements

As of March 31, 2021, there were no off-balance sheet arrangements.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We will adopt the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risk Factors Related to the Business of the Company

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have continually operated at a loss with an accumulated deficit of $16,641,539 as of March 31, 2021. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Our telecommunications line of business is highly sensitive to declining prices, which may adversely affect our revenues and margins.

The telecommunications industry is characterized by intense price competition, which has resulted in declines in both our average per-minute price realizations and our average per-minute termination costs.

A reduction of our prices to compete with any other offers in the market will not always guarantee and increase in the traffic, which may result in a reduction of revenue. If these trends in pricing continue or accelerate, it could have a material adverse effect on the revenues generated by our telecommunications businesses and/or our gross margins.

The continued growth of Over-The-Top calling and messaging services, such as WhatsApp, Skype and Viber has adversely affected the use of traditional phone communications. We expect this IP-based services which offer voice communications for free to continue to increase, which may result in increased substitution on our service offerings.

The termination of our carrier agreements or our inability to enter into new carrier agreements in the future could materially and adversely affect our ability to compete, which could reduce our revenues and profits.

We rely upon our carrier agreements in order to provide our telecommunications services to our customers. These carrier agreements are in most cases for finite terms and, therefore, there can be no guarantee that these agreements will be renewed at all or on favorable terms to us. Our ability to compete would be adversely affected if our carrier agreements were terminated or we were unable to enter into carrier agreements in the future to provide our telecommunications services to our customers, which could result in a reduction of our revenues and profits.

Our customers, could experience financial difficulties, which could adversely affect our revenues and profitability if we experience difficulties in collecting our receivables.

As a provider of international long-distance services, we depend upon sales of transmission and termination of traffic to other long distance providers and the collection of receivables from these customers. The wholesale telecommunications market continues to feature many smaller, less financially stable companies. If weakness in the telecommunications industry or the global economy reduces our ability to collect our accounts receivable from our major customers our profitability may be substantially reduced. While our most significant customers, from a revenue perspective, vary from quarter to quarter, our fourteen largest customers (4.70% of our total customer base) collectively accounted for 80% of total consolidated revenues by the nine months ended September 30, 2020. This concentration of revenues increases our exposure to non-payment by our larger customers, and we may experience significant write-offs if any of our large customers fail to pay their outstanding balances, which could adversely affect our revenues and profitability.

Natural disasters, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security may cause equipment failures or disrupt our operations.

Our inability to operate our telecommunications networks because of such events, even for a limited period of time, may result in loss of revenue, significant expenses, which could have a material adverse effect on our results of operations and financial condition.

We could be harmed by network disruptions, security breaches, or other significant disruptions or failures of our IT infrastructure and related systems. To be successful, we need to continue to have available a high capacity, reliable and secure network for our and our customers’ use. As any other company, we face the risk of a security breach, whether through cyber-attacks, malware, computer viruses, sabotage, or other significant disruption of our IT infrastructure and related systems. There is a risk of a security breach or disruption of the systems we operate, including possible unauthorized access to our proprietary or classified information. We are also subject to breaches of our network resulting in unauthorized utilization of our services, which subject us to the costs of providing those services, which are likely not recoverable. The secure maintenance and transmission of our information is a critical element of our operations. Our information technology and other systems that maintain and transmit customer information may be compromised by a malicious third-party penetration of our network security, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third party service provider or business partner. As a result, our or our customers’ information may be lost, disclosed, accessed or taken without the customers’ consent, or our services may be used without payment.

Although we make significant efforts to maintain the security and integrity of these types of information and systems, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging, especially in light of the growing sophistication of cyber-attacks and intrusions. We may be unable to anticipate all potential types of attacks or intrusions or to implement adequate security barriers or other preventative measures. Certain of our business units have been the subject of attempted and successful cyber-attacks in the past. We have researched the situations and do not believe any material internal or customer information has been compromised.

We operate a global business that exposes us to currency, economic and regulatory.

Our revenue comes primarily from sales outside the U.S. and our growth strategy is largely focused on emerging markets. Our success delivering solutions and competing in international markets is subject to our ability to manage various risks and difficulties, including, but not limited to:

•our ability to effectively staff, provide technical support and manage operations in multiple countries;

•fluctuations in currency exchange rates;

•timely collecting of accounts receivable from customers located outside of the U.S.;

•trade restrictions, political instability, disruptions in financial markets, and deterioration of economic conditions;

•compliance with the U.S. Foreign Corrupt Practices Act, and other anti-bribery laws and regulations;

•variations and changes in laws applicable to our operations in different jurisdictions, including enforceability of intellectual property and contract rights; and

•compliance with export regulations, tariffs and other regulatory barriers.

Tax Risks

We are subject to tax and regulatory audits which could result in the imposition of liabilities that may or may not have been reserved. We are subject to audits by taxing and regulatory authorities with respect to certain of our income and operations. These audits can cover periods for several years prior to the date the audit is undertaken and could result in the imposition of liabilities, interest and penalties if our positions are not accepted by the auditing entity.

We may be unable to achieve some, all or any of the benefits that we expect to achieve from our plan to expand our operations.

In the future we may require additional financing for capital requirements and growth initiatives. Accordingly, we will depend on our ability to generate cash flows from operations and to borrow funds and issue securities in the capital markets to maintain and expand our business. We may need to incur debt on terms and at interest rates that may not be as favorable. If additional financing is not available when required or is not available on acceptable terms, we may be unable to operate our business as planned or at all, fund our expansion, successfully promote our business, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations

Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence to generate revenue.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 300,000,000 shares of common stock and up to 1,200,000 shares of preferred stock in the discretion of our Board. The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Nevada law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)The economy of the state and nation;

(iii)The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold (including the 59,800,000 shares of common stock sold so far in the offering), investors in this offering will own 49.43% of the then outstanding shares of common stock, but will have paid 100% of the total consideration for our outstanding shares, resulting in a dilution of $1.7368 per share. See “Dilution”

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “IQST” on the OTCQB operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

•Technological innovations or new products and services by us or our competitors;

•Government regulation of our products and services;

•The establishment of partnerships with other telecom companies;

•Intellectual property disputes;

•Additions or departures of key personnel;

•Sales of our common stock;

•Our ability to integrate operations, technology, products and services;

•Our ability to execute our business plan;

•Operating results below or exceeding expectations;

•Whether we achieve profits or not;

•Loss or addition of any strategic relationship;

•Industry developments;

•Economic and other external factors; and

•Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel and Accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

We are no longer an “emerging growth company” and therefore no longer eligible for reduced reporting requirements applicable to emerging growth companies.

It has been five years since our first registered sale of common stock in 2012, so we are no longer eligible for the reduced disclosure requirements applicable to “emerging growth companies.”

Emerging growth companies may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure, are exempt from the auditor attestation requirements of Section 404, and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Since we are no longer eligible for emerging growth company status, we will be subject to the reporting obligations of a smaller reporting company and, if we continue grow, we may be subject to increased reporting requirements applicable to accelerated filers, which are more onerous than those applicable to smaller reporting companies.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Company Description

iQSTEL Inc. (the “Company”) (OTC QB: IQST) (www.iqstel.com) is a technology company offering a wide array of services to global telecommunications and technology industries with presence in 13 countries.

The Company has an extensive portfolio of products and services for its clients such as: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT services, blockchain and payment solutions. These services are grouped within three business divisions: Telecom, Technology and Fintech.

The company operates its business through its wholly-owned subsidiary Etelix.com USA, LLC (“Etelix”) (www.etelix.com); and its majority-owned subsidiaries SwissLink Carrier AG (www.swisslink-carrier.com), QGlobal SMA (https://www.qglobalsms.com/), Smart Gas (http://iotsmartgas.com/) and ItsBChain (http://itsbchain.com/). The information contained on our websites is not incorporated by reference into this Annual Report, and such information should not be considered to be part of this Annual Report.

History

iQSTEL, formerly known as PureSnax International, Inc., was incorporated under the laws of the State of Nevada on June 24, 2011. PureSnax was previously a wellness brand focused on bringing healthy snacks and foods to consumers. On March 8, 2017, PureSnax exited a previous License Agreement with a Canadian snack food Licensor. From March of 2017 until its acquisition of Etelix.com USA, LLC, PureSnax was working to develop its own brand and its own products for manufacture, distribution, sales and marketing of various products within the health foods and snacks industry and to pursue related business opportunities. PureSnax acquired Etelix.com USA, LLC on June 25, 2018. The company left the healthy snacks and foods business to focus on the Telecommunications Business.

In August 30, 2018, PureSnax changed its name to “iQSTEL Inc.” and received a new CUSIP number: 46265G107, as well as a new trading symbol “IQST” in order to better resemble its new name. iQSTEL also changed the Standard Industrial Classification (SIC Code) to 4813, Telephone Communications, Except Radiotelephone.

The transformative process is an ongoing effort. However, in the last year the Company achieved the restructuring of its revenue from a 100% VoIP business to one where currently VoIP represents half of overall Company revenue, while SMS and value-added SMS services account for the other half. SMS and value-added SMS is a much higher gross profit business, thus the Company’s bottom line has increased in tandem.

Operating Subsidiaries

Based on our current business infrastructure, the Company has expanded from its original VoIP services into new business areas: Short Message Service (SMS) for Applications to Person (A2P) and Person to Person (P2P); Internet of Things (IoT) solutions and Blockchain-based platforms.

Etelix.com USA LLC is a wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008.

Etelix is interconnected to the most important players in the industry, with a very strong focus on Asian markets, among which it is worth mentioning: China Telecom, PCCW, Hutchinson Telecom, Vodafone India, KDDI, Airtel, Reliance, Viettel, TATA Communications, Flow Jamaica (Cable and Wireless Caribbean), Cable and Wireless Panama, Millicom (TIGO), Telefonica de España (Movistar), Telecom Italia (TIM), Portugal Telecom (MEU), Optimus (NOS), Belgacom (BICS), Deutsche Telekom, iBasis, Orbitel and Entel.

An important milestone in the evolution of Etelix was in 2013, when the company become part of a consortium of major carriers for the upgrade of the Maya-1 submarine cable systems that runs from Hollywood, Florida to the city of Tolu in Colombia. This consortium is led by Orange Telecom and Orbitel, where Etelix participates with 10 Gbps of capacity. The bulk of this contract was sold to Millicom (Tigo Costa Rica). This capacity considerably enhanced Tigo’s ability to deploy world-class 4G services to its customers in Costa Rica.

SwissLink Carrier AG is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator.

One of Company’s strategic line of actions is to expand the participation in Asian and African traffic. Africa is currently the market with the higher contribution to margin and Asia concentrate one third of the termination traffic in the industry. Estimations show that 56% (International Telecommunication Union) of the traffic terminating in Africa is originated from customers in Europe; while the corresponding percentage of traffic terminated in Asia is 37% (International Telecommunication Union). Based on these numbers the goal to expand the participation in the Asian and African traffic goes through establishing a strong presence in Europe.

The acquisition of Swisslink strengthened the Company’s presence in Europe putting us in a very competitive position to capture traffic to Asian and African countries; however it will also give us the opportunity to compete in the European traffic, where we currently have a low participation.

QGlobal SMS LLC is a 51% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA based company founded in 2020 specialized in international and domestic SMS termination.

IoT Labs LLC, is a 51% owned subsidiary of iQSTEL Inc. IoT Labs is a SMS service provider based in Austin, TX.

The Company has entered into the SMS business in 2020 through the acquisition of QGlobal and IoT Labs. Both companies specialize in international and domestic SMS termination, with emphasis on the Applications to Person (A2P), Person to Person (P2P) and OmniChannel Marketing Services for several markets: Wholesale Carrier, Government, Corporate, Enterprise, Small and Medium Companies.

QGlobal SMS has commercial presence in Europe, USA and Latin America, with robust international interconnection with Tier-1 SMS Aggregators, guarantying to its customers high quality and low termination rates, in over more than 100 countries; while IoT Labs is specialized in the SMS traffic exchange between US and Mexico.

With the acquisition of these two SMS providers we quickly began to cross-sell services to our existing client base.

The Global A2P SMS Market is expected to grow at a CAGR of 4.1% during the forecast period 2018 – 2030, to account for US$ 101 billion in 2030, according to Transparency Market Research. This market has experienced significant growth and adoption rate in the past few years and is expected to experience notable growth and adoption in years to come

ItsBchain LLC is a 75% owned subsidiary of iQSTEL Inc. ItsBchain is a blockchain technology developer and solution provider, with a strong focus on the telecom sector. The company is in the final stage of development of a series of blockchain solutions aimed at using the blockchain ledger and smart contract solutions to enable more efficiency, quickness in execution and fraud-prevention in the telco industry. Specifically, the company is developing a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly.

Regulations

Telecommunications services are subject to extensive government regulation in the United States. Any violations of the regulations may subject us to enforcement actions, including interest and penalties. The FCC has jurisdiction over all telecommunications common carriers to the extent they provide interstate or international communications services, including the use of local networks to originate or terminate such services

Regulation of Telecom by the Federal Communications Commission

Telecommunication License

Anyone seeking to conduct telecommunications business where the telecommunication services will transpire between the United States and an international destination must obtain a license from the Federal Communications Commission (FCC). This particular license is named a Section 214 license, after the section in the Communications Act of 1934.

Etelix.com USA, LLC was authorized by the Federal Communications Commission to provide facility-based services in accordance with section 63.18(e)(1) of the Commission’s rules; and also to provide resale services in accordance with section 63.18(e)(2) under license number ITC-214-20090625-00303.

Since Etelix has no other network infrastructure outside the United States, no other licenses are required for us to operate as an international carrier service provider.

Universal Service and Other Regulatory Fees and Charges

In 1997, the FCC issued an order, referred to as the Universal Service Order, which requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service support programs administered by the FCC (known as the Universal Service Fund). These periodic contributions are currently assessed based on a percentage of each contributor’s interstate and international end user telecommunications revenues reported to the FCC. Etelix also contributed to several other regulatory funds and programs, most notably Telecommunications Relay Service and FCC Regulatory Fees (collectively, the Other Funds). Due to the manner in which these contributions are calculated, we cannot be assured that we fully recover from our customers all of our contributions.

In addition, based on the nature of our current business, we receive certain exemptions from federal Universal Service Fund contributions. Changes in our business could eliminate our ability to qualify for some or all of these exemptions. Changes in regulation may also have an impact on the availability of some or all of these exemptions. If even some of these exemptions become unavailable, they could materially increase our federal Universal Service Fund or Other Funds’ contributions and have a material adverse effect on the cost of our operations and, therefore, on our ability to continue to operate profitably, and to develop and grow our business. We cannot be certain of the stability of the contribution factors for the Other Funds. Significant increases in the contribution factor for the Other Funds in general and the Telecommunications Relay Service Fund in particular can impact our profitability. Whether these contribution factors will be stable in the future is unknown, but it is possible that we will be subject to significant increases.

Employees

iQSTEL, including all subsidiaries, has 49 employees as of December 31, 2020.

USE OF PROCEEDS

We estimate at a per share price of $2.00, the net proceeds from the sale of the 20,200,000 common shares remaining out of the 80,000,000 in this offering will be approximately $44,350,000 after deducting the estimated offering expenses of approximately $50,000. It is important to remark that the company already sold 59,800,000 shares, out of the 80,000,000 common shares of the offering and received $5,501,250 for those shares.

We intend to use the Net Proceeds of this Offering in the development of iQSTEL business plan, and growing in the core business of the Company. iQSTEL plans to invest the funds of the offering to:

(a)Budget expenses

(b)Capital infusion for business growth

(c)Funds for new subsidiaries acquisition

(d)Funds to increase the stockholder equity to Up-listing

Further, product testing to support and confirm various product claims will be conducted. Accordingly, we expect to use the proceeds of the Maximum Offering as follows:

	Maximum Offering
iQSTEL Corporate	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	0.12%
iQSTEL Budget Expenses 2021 & 2022	$1,500,000	3.71%
Marketing Program Reg A 2021 & 2022	$1,000,000	2.48%
Capital Infusion for business growth 2021 & 2022	$4,000,000	9.90%
Funds for New Subsidiaries Acquisition (s) 2021 & 2022	$20,000,000	49.50%
Funds for Increase the Stockholders’ Equity to Up-List 2021	$5,770,000	14.28%
TOTAL FOR iQSTEL	$32,320,000	80.00%
Discount and Commission	$8,080,000	20.00%
TOTAL OF THE OFFERING	$40,400,000	100.00%

(1)Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

We expect to use the proceeds if we raise only 75% of the Maximum Offering, or $30,300,000 as follows:

	Reduced 75%
iQSTEL Corporate	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	0.17%
iQSTEL Budget Expenses 2021 & 2022	$1,500,000	4.95%
Marketing Program Reg A 2021 & 2022	$1,000,000	3.30%
Capital Infusion for business growth 2021 & 2022	$4,000,000	13.20%
Funds for New Subsidiaries Acquisition (s) 2021 & 2022	$12,000,000	39.60%
Funds for Increase the Stockholders’ Equity to Up-List 2021	$5,690,000	18.78%
TOTAL FOR iQSTEL	$24,240,000	80.00%
Discount and Commission	$6,060,000	20.00%
TOTAL OF THE OFFERING	$30,300,000	100.00%

(1)Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

We expect to use the proceeds if we raise only 50% of the Maximum Offering, or $20,200,000 as follows:

	Reduced 50%
iQSTEL Corporate	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	0.25%
iQSTEL Budget Expenses 2021 & 2022	$1,000,000	4.95%
Marketing Program Reg A 2021 & 2022	$750,000	3.71%
Capital Infusion for business growth 2021 & 2022	$3,360,000	16.63%
Funds for New Subsidiaries Acquisition (s) 2021 & 2022	$11,000,000	54.46%
Funds for Increase the Stockholders’ Equity to Up-List 2021	$-	0.00%
TOTAL FOR iQSTEL	$16,160,000	80.00%
Discount and Commission	$4,040,000	20.00%
TOTAL OF THE OFFERING	$20,200,000	100.00%

(1)Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

We expect to use the proceeds if we raise only 25% of the Maximum Offering, or $10,100,000 as follows:

	Reduced 25%
iQSTEL Corporate	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	0.50%
iQSTEL Budget Expenses 2021 & 2022	$1,000,000	9.90%
Marketing Program Reg A 2021 & 2022	$750,000	7.43%
Capital Infusion for business growth 2021 & 2022	$880,000	8.71%
Funds for New Subsidiaries Acquisition (s) 2021 & 2022	$5,400,000	53.47%
Funds for Increase the Stockholders’ Equity to Up-List 2021	$-	0.00%
TOTAL FOR iQSTEL	$8,080,000	80.00%
Discount and Commission	$2,020,000	20.00%
TOTAL OF THE OFFERING	$10,100,000	100.00%

(1)Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Our net tangible book value as of March 31, 2021 was $2,249,616 or $0.0162 per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after March 31, 2021 other than the sale of 20,200,000 remaining shares out of the 80,000,000 of the offering, at the fixed public offering price of $2.00 per share less direct costs of the offering ($50,000), our pro forma net tangible book value as of March 31, 2021 was $42,599,616 or $0.2632 per share of outstanding common stock. Dilution in net tangible book value per common share, represents the difference between the amount per share paid by the purchasers of our common shares in this offering and the net tangible book value per share of our common stock immediately afterwards. This represents an immediate increase of $0.2473 per share of common stock to existing shareholders and an immediate dilution of $1,7368 per share of common stock to the new investors, or approximately 86.84% of the assumed initial public offering price of $2.000 per share. The following table illustrates this per share dilution:

		Maximum
		Offering
Initial price to public	$2.00	$40,400,000.00
Net tangible book value as of March 31, 2021	$0.02	$2,249,616.00
Increase in net tangible book value per share attributable to new investors	$0.25	$40,350,000.00
As adjusted net tangible book value per share after this offering	$0.26	$42,599,616.00
Dilution in net tangible book value per share to new investors	$1.74

% Dilution	86.84%

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Existing holders	141,657,358	87.52%	$141,657.36	0.3494%	$0.0010
New investors (1)	20,200,000	12.48%	$40,400,000.00	99.6506%	$2.0000
Total	161,857,358	100.00%	$40,541,657.36	100.0000%	$0.2505

(1)New investors Post Qualification of this Offering Amendment No 5.

PLAN OF DISTRIBUTION

This Offering Statement is part the Form 1-A that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

We intend to sell the shares in the primary offering through the efforts of our officers, Leandro Iglesias and Alvaro Quintana Cardona. Messrs. Iglesias and Cardona will not receive any compensation for offering or selling the shares in our primary offering. We believe that Messrs. Iglesias and Cardona are exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Messrs. Iglesias and Cardona:

•are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or

•indirectly on transactions in securities; and

•are not an associated person of a broker or dealer; and

•meet the conditions of the following:

•primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•were not brokers or dealers, or an associated persons of a broker or dealer, within the preceding 12 months; and

•did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Quotation

Our Common Stock is quoted on the OTCQB under the symbol “IQST.”

Pricing of the Offering

Prior to the offering, there has been a limited public market for our common shares. The initial public offering price was determined by the Company. The principal factors considered in determining the initial public offering price include:

•the information set forth in this Offering Statement and otherwise available;

•our history and prospects and the history of and prospects for the industry in which we compete;

•our past and present financial performance;

•our prospects for future earnings and the present state of our development;

•the general condition of the securities markets at the time of this offering;

•the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

•You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

•You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

•You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

•You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Procedures for Subscribing

When you decide to subscribe for shares in this Offering, you should:

Go to www.iqstel.com home page, click on the “Invest Now” button and follow the procedures as described.

1.Electronically receive, review, approve, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 1A-4 to the Offering Statement of which this Offering Circular is part.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

The subscription agreement requires investors to indemnify the company and its officers and directors for any claim of brokerage commissions, finders’ fees or similar compensation, if the signatory to the subscription agreement does not have the legal authority to bind the investor and for the other representations and warranties made in Article II of the Subscription Agreement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 1,200,000 shares of preferred stock, with a par value of $0.001 per share. As of July 9, 2021, there were 141,657,358 shares of our common stock issued and outstanding, 10,000 shares of Series A Preferred Stock issued and outstanding, 21,000 shares of Series B Preferred Stock issued and outstanding and 0 shares of Series C Preferred stock issued and outstanding. Our shares of common stock are held by sixty one (61) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.Any other relative rights, preferences and limitations of that series.

Series A Preferred Stock

On November 1, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive $81 per share in any distribution upon winding up, dissolution, or liquidation before junior security holders. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

On January 15, 2021, we entered into Conversion Agreements with Leandro Iglesias, our Chief Executive Officer and director, Alvaro Quintana, Chief Financial Officer and director, and Juan Carlos Lopez, our Chief Commercial Officer, pursuant to which we agreed to convert 21,000,000 shares of common stock from each officer into 21,000 shares of our Series B Preferred Stock, as follow:

Shareholders	Number of Shares of Common Stock Converting Into Series B Preferred Stock	Number of shares of Series B Preferred Stock acquired in conversion
Leandro Iglesias	12,200,000	12,200
Alvaro Cardona	5,300,000	5,300
Juan Carlos Lopez	3,500,000	3,500
Total	21,000,000	21,000

The parties entered into these Conversion Agreements to, among other things, allow more common stock to be available for future issuances in connection with note conversions and as a means to lock-up the shares of common stock underlying the Series B Preferred held by our officers from trading and to establish a leak-out agreement upon any future conversions back to common stock.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our Common Stock is currently quoted on the OTCQB under the trading symbol “IQST.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is VStock Transfer, LLC.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Boyle CPA, LLC has audited our financial statements for the year ended December 31, 2019 included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented their report with respect to our audited financial statements. The report of Boyle CPA, LLC is included in reliance upon their authority as experts in accounting and auditing.

Urish Popeck & Co., LLC has audited our financial statements for the year ended December 31, 2020 included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Urish Popeck & Co., LLC has presented their report with respect to our audited financial statements. The report of Urish Popeck & Co., LLC is included in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF FACILITIES

The Company leases office space for corporate and network monitoring activities and to house telecommunications equipment. Our principal executive offices are located at 300 Aragon Avenue, Suite 375 Coral Gables, FL 31334

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Leandro Iglesias	56	President, Chairman, Chief Executive Officer and Director
Alvaro Quintana Cardona	50	Chief Operating Officer, Chief Financial Officer, Secretary to the Board, and Director
Juan Carlos Lopez Silva	53	Chief Commercial Officer
Raul A Perez	69	Director
Jose Antonio Barreto	62	Director
Italo R. Segnini	55	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Leandro Iglesias

Before founding Etelix in year 2008, where he has acted as President and CEO; Mr. Iglesias was the International Business Manager at CANTV/Movilnet (the Venezuelan biggest telecommunications services provider). He held this position between January 2003 and July 2008, while the company was under the control of Verizon. Previous to his position in Cantv/Movilnet Mr. Iglesias was Executive Vice President and responsible of the Latin America marketing division of American Internet Communications (August 1998 – December 2002). Leandro Iglesias has developed a carrier for more than 20 years in the telecommunications industry with a particular emphasis in the international long-distance traffic business, submarine cables, satellite communications and international roaming services. He is Electronic Engineer graduate from Universidad Simon Bolivar and graduated from the Management Program at IESA Business School. He also holds an MBA from Universidad Nororiental Gran Mariscal de Ayacucho.

Aside from that provided above, Mr. Iglesias does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Iglesias is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

Alvaro Quintana Cardona

Alvaro Quintana has developed a carrier of more than twenty years of experience in the telecommunication industry with particular focus on regulatory affairs, strategic planning, value added services and international interconnection agreements. Before joining Etelix in year 2013 as Chief Operation Officer and Chief Financial Officer, Mr. Quintana acted between June 2004 and May 2013 as Interconnection and Value-Added Services Manager at Digitel (a mobile service provider in Venezuela, formerly a Telecom Italia Mobile subsidiary). He holds a Bachelor Degree in Business Administration and a Specialist Degree in Economics, both from the Universidad Catolica Andres Bello. He also holds a Master in Telecommunications from the EOI Business School in Spain.

Aside from that provided above, Mr. Cardona does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Quintana is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

Juan Carlos Lopez Silva

Juan Carlos Lopez Silva is an Engineer graduated from Universidad de Los Andes, with a Master degree in Project Management from the Pontificia Universidad Javeriana; and MBA from EADA Business School; with more than 20 years of experience in project management, negotiation, business development and management on international companies. Previous to joining Etelix in August 2011 as Chief Commercial Officer, Juan Carlos was International Carrier Relations Manager at Colombia Telecomunicaciones S.A. Esp. a subsidiary of Telefonica of Spain, between September 2003 and June 2011.

Aside from that provided above, Mr. Silva does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Raul A Perez

From December 1, 2014 to present, Mr. Perez serves as CFO of Deerbrook Family Dentistry, PC, Dental Practice in Humble, Texas. From November 1, 2017 to January 31, 2019, he served as Senior Accountant to Principrin School, PC, Day Care in Houston, Texas.

Mr. Perez has been in finance for more than 40 years, starting in 1970 as analyst in treasury and finance departments and progressively assuming different positions up to corporate treasurer for large corporations. He served for Sudamtex of Venezuela, C.A for 5 years and Polar Brewery in Caracas, Venezuela for 10 year. Beginning in 2000, he accepted a position as a Director of the Security and Exchange Commission of Venezuela to have the surveillance of Venezuelan stock market participants. Also, in 2004 he completed the requirements and received his certification as a Venezuelan Investment Advisor. Later, as an independent contractor for three years, he was selected as the Corporate Compliance Officer for an especially important stock market broker dealer in Venezuela, Activalores Casa de Bolsa, in which he developed the Compliance Unit and manuals required by local and international anti money laundering laws. He also taught Advanced Institute of Finance (IAF) in Caracas being a professor of Corporate Finance and Managerial Accounting for 5 years.

Mr. Perez has a Bachelor’s degree in accounting (1976), and MBA Finance (1982), gave me the overall knowledge of finance and how to plan, start up, run, and control a business.

We have selected Mr. Perez to serve as an independent director because of his education, skills and experience in finance and his regulatory history.

Jose Antonio Barreto

From 2006 to the present, Mr. Barreto has been Chief Business Development Officer of Xpectra Remote Management / Mexico. There he was in charge of directing all aspects of account development and sales effort to close specific private and government opportunities and developing strategic accounts in Mexico and the LATAM region. From 2020 to present, he has been an advisor to our Board of Directors.

Mr. Barreto has more than 30 years of experience working in telecommunications and technology companies. He has been directly responsible of leading the business development and operational in several telecommunication and technology companies’ acquisition activity, with the responsibility of leading the technical, operation and financial analysis. Over the last 14 years, Jose Antonio has been the North and Central American leader, spanning from Mexico to Panama, in the development of commercial processes in the technology security field, artificial intelligence, Internet of Things (IoT) platforms, as well as cutting edge technology solutions and software systems.

He studied Electronic Engineering at the Universidad Simón Bolivar followed by a Master of Science Degree in Electrical and Computer Engineering at Rice University. He also completed the Master in Telecommunications Management offered by Universidad Simon Bolivar and the Telecom SudParis Institute.

We have selected Mr. Barreto to serve as an independent director because of his education, skills and experience in technology companies.

Italo R. Segnini

From March 2020 to the present, Mr. Segnini has been serving as Global Carrier Partnership Director of Sierra Wireless. From June 2019 to February 2020, he served as an Independent Telecom Consultant. From 2017 to 2019, he served as Director of International Carrier Business for Televisa Telecom. From 2012 to 2019, he served as Director International Carrier Business for Millicom.

Mr. Segnini is a long time Telecommunication industry professional who has had high level positions at Global Tier Ones for more than 20 years, Telefonica, Millicon and Televisa, Sierra Wireless to mention a few. Mr. Segnini has extensive executive experience in the Telecom areas like Voice, A2P, SMS, Data, Roaming, Mobility Services, B2B, MNO, MVNO, IoT, Interconnection, etc., and a solid business performance record spanning multiple functions including International commercial negotiations, management, sales, business development, sales, regulatory and operations. Italo R. Segnini holds a Juris Doctor degree from the Andres Bello Catholic University, a Telecommunication Master Degree from Madrid Comillas Pontifical University and an MBA from IESA Business School.

We have selected Mr. Segnini to serve as an independent director because of his education, skills and experience in telecommunication companies.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Third Party Providers

Securities Legal Counsel:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165.

Las Vegas, NV 89113

Office: (702) 982-5686

Scott@DoneyLawFirm.com

www.doneylawfirm.com

Accounting Firm:

PubCo Reporting Solutions, Inc.

O: 305-396-1415 (USA)

O: 778-819-6838 (CDN)

O: 844-396-1415 (Toll Free)

F: 305-503-9293

E: nanuk@pubcoreporting.com

www.pubcoreporting.com

Audit Firm:

Urish Popeck & Co., LLC

Three Gateway Center

Suite 2400

Pittsburgh, PA 15222

Phone: (412) 391-1994

E-mail: lwilcox@urishpopeck.com

www.urishpopeck.com

Transfer Agent:

VStock Transfer, LLC.

818 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Facsimile: (646) 536-3179

www.VStockTransfer.com

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.Engaging in any type of business practice; or

iii.Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.Any Federal or State securities or commodities law or regulation; or

ii.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

The Board of Directors reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”). As a part of this review, the Board of Directors considers transactions and relationships between our company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand. The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules. As a result of this review, the Board of Directors has determined that each of Messrs. Raul A Perez, Jose Antonio Barreto and Italo R. Segnini is an “independent director” within the meaning of applicable NASDAQ listing standards.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter.

Historically, our directors believed that it is not necessary to have such committees because the functions of such committees can be adequately performed by the board of directors.

As we have grown this past couple years, our board has revisited issues of corporate governance and, in order to enhance our corporate governance, as of June 28, 2021, our board appointed Messrs. Raul A Perez, Jose Antonio Barreto and Italo R. Segnini to serve as independent directors. As a result, we now have a majority of independent directors serving on our board of directors. In the coming months, our board may decide to form committees, as needed and appropriate, to best accomplish the tasks of performing board functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2020. Following the year end, all of the Form 3s were filed late for incoming management of Etelix.com USA LLC.

Code of Ethics

We do not have a code of ethics but we plan to adopt one this fiscal year.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2020 and 2019.

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)(2)	Total ($)
Leandro Iglesias President, CEO and Director	2019 2020	52,700 76,800	- -	- -	- -	- -	52,700 76,800
Alvaro Quintana Treasury, Secretary and Director	2019 2020	33,500 25,100	- -	- -	- -	- -	33,500 25,100
Juan Carlos López Chief Commercial Officer	2019 2020	35,000 28,500	- -	- -	- -	- -	35,000 28,500

Employment Agreements for Management

On November 1, 2020, our board of directors approved amended employments in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Quintana, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The amended employment agreement in favor of Mr. Iglesias extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $17,000 monthly and he is eligible for quarterly bonus of 250,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Iglesias has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Quintana extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Quintana provides that he is eligible for quarterly bonus of 200,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Quintana may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Quintana has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Silva extended the term of employment from 36 months to 60 months. Mr. Silva is eligible for quarterly bonuses of 150,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 days after applying a discount of 25%.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Compensation of Directors

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

Effective on July 1, 2021 and thereafter, all Directors shall be compensated monthly up to 4,000 shares of common stock cash of $1,000 for their service as Directors. The Chairman and Secretary of the Board shall receive an additional $2,000 per month in addition to the Director compensation.

In lieu of the cash compensation set forth above, each Director may elect to receive shares of the Corporation's Common Stock equal to the total cash compensation divided by the average market value of the Company's Common Stock during the last 10 trading days and applying a discount of 25%.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 9, 2021, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
	Number of	Percent
Name and Address of Beneficial Owner	Shares Owned(1)	of Class(2)
Leandro Iglesias	1,484,761	1.048%
Alvaro Quintana Cardona	1,121,842	0.792%
Juan Carlos Lopez Silva	925,497	0.653%
Raul A Perez	10,000	0.007%
Jose Antonio Barreto	-	-
Italo R. Segnini	-	-
All Directors and Executive Officers as a Group (6 persons)	3,542,100	2.500%

	Series A Preferred Stock
	Number of	Percent
Name and Address of Beneficial Owner	Shares Owned(1)	of Class(3)
Leandro Iglesias	7,000	70.00%
Alvaro Quintana Cardona	3,000	30.00%
Juan Carlos Lopez Silva	-	-
Raul A Perez	-	-
Jose Antonio Barreto	-	-
Italo R. Segnini	-	-
All Directors and Executive Officers as a Group (6 persons)	10,000	100.00%

(1)Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 141,057,358 voting shares as of July 9, 2021.

(3) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 10,000 voting shares as of July 9, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Due from related parties

During the three months ended March 31, 2021 and 2020, the Company loaned $0 and $13,399 to a related party, respectively.

As of March 31, 2021 and December 31, 2020, the Company had due from related parties of $221,790. The loans are unsecured, non-interest bearing and due on demand. . This correspond to: (1) loan to employee of $32,264; (2) loan to Metrospaces, Inc. of $3,000; (3) loan to subsidiary Etelix.com USA LLC of $186,526.

Due to related parties

During the three months ended March 31, 2021 and 2020, the Company borrowed $0 and $182 from CEO and CFO of the Company, and repaid $10,587 and $162 to the CEO and CFO, respectively.

As of March 31, 2021 and December 31, 2020, the Company had amounts due to related parties of $34,616 and $94,616, respectively. During the three months ended March 31, 2021, the Company paid $60,000 for the rest of consideration of acquisition of IoT Labs in 2020 The amounts are unsecured, non-interest bearing and due on demand.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Leandro Iglesias - CEO at our executive offices. The telephone number is (954) 951-8191. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

FINANCIAL STATEMENTS AND EXHIBITS

IQSTEL INC.

IQSTEL INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

iQSTEL, Inc.

Coral Gables, FL

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of iQSTEL, Inc. (the “Company”) as of December 31, 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit Company’s board of directors and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

Critical Audit Matter Description

The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Significant judgment is exercised by the Company in determining revenue recognition for customer agreements, and include the pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

The related audit effort in evaluating management’s judgments in determining revenue recognition for customer agreements required a high degree of auditor judgment.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:

•We gained an understanding of internal controls related to revenue recognition.

•We evaluated management’s significant accounting policies for reasonableness.

•We selected a sample of revenues recognized and performed the following procedures:

•Obtained and read contract source documents for each selection and other documents that were part of the agreement, if applicable.

•Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.

•We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

Going Concern

Critical Audit Matter Description

As described further in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and does not have an established source of revenues sufficient to cover its operating costs. The ability of the Company to continue as a going concern is dependent on executing business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management intends to continue to fund its business by way of public or private offerings of the Company’s stock or through loans from private investors, in order satisfy the Company’s obligations as they come due for at least one year from the financial statement issuance date. However, the Company has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

How the Critical Audit Matter was Addressed in the Audit

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

•We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.

•We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

•We performed testing procedures such as analytical procedures to identify conditions and events that indicate there could be substantial doubt about the entity's ability to continue as a going concern for a reasonable period of time.

•We reviewed and evaluated management's plans for dealing with adverse effect of these conditions and event.

Valuation of Derivative Liabilities

Critical Audit Matter Description

As described further in Notes 2, 9, and 10 to the financial statements, the Company determined that the conversion features of its convertible notes and certain warrants issued in conjunction with financing arrangements required to be accounted for as derivative liabilities. The derivative liabilities are recorded at fair value when issued and subsequently re-measured to fair value each reporting period. The Company utilized a binomial option pricing model to determine the fair value of the derivative liabilities, which uses certain assumptions related to exercise price, term, expected volatility, and risk-free interest rate.

How the Critical Audit Matter was Addressed in the Audit

We determined the assessment of the fair values of the derivative liabilities as a critical audit matter due to the significant judgements used by the Company in determining the fair value of the derivative liabilities. Auditing the valuation of the derivative liabilities involved a high degree of auditor judgement and specialized skills and knowledge were needed.

Our audit procedures consisted of the following, among others:

•Testing management’s process for developing the fair value measurement.

•Evaluating the appropriateness of the binomial option model used by the Company to value the derivative liabilities.

•Testing the reasonableness of the assumptions used by the Company in the binomial option model including exercise price, term, expected volatility, and risk-free interest rate.

•Testing the accuracy and completeness of data used by the Company in developing the assumptions use in the binomial option model.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

April 15, 2021

We have served as the Company's auditor since 2020.

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of iQSTEL Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of iQSTEL Inc.(the “Company”) as of December 31, 2019, the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the consolidated financial statements, the Company’s lack of cash and lack of an established source of revenues raises substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2017 to 2020.

Bayville, NJ

April 15, 2020

iQSTEL INC

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$753,316	$270,503
Accounts receivable, net	2,528,321	2,759,164
Due from related parties	221,790	316,860
Prepaid and other current assets	78,157	91,970
Total Current Assets	3,581,584	3,438,497

Property and equipment, net	350,530	287,970
Intangible asset	21,875	-
Goodwill	1,537,742	1,455,960
Deferred tax assets	460,036	420,519
TOTAL ASSETS	$5,951,767	$5,602,946

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	2,737,411	2,291,921
Due to related parties	94,616	34,631
Loans payable - net of discount of $19,221 and $0	1,332,612	89,671
Loans payable - related parties	2,054,379	1,885,708
Current portion of convertible notes - net of discount of $370,106 and $597,654	253,554	1,251,096
Other current liabilities	413,676	848,484
Derivative liabilities	1,025,691	4,744,134
Total Current Liabilities	7,911,939	11,145,645

Convertible notes - net of discount of $2,184 and $48,558	2,816	11,442
Loans payable	270,836	178,021
Employee benefits, non-current	161,212	38,253
TOTAL LIABILITIES	8,346,803	11,373,361

Stockholders' Deficit
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 and 0 shares issued and outstanding, respectively	10	-
Series B Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	-	-
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	~~-~~	~~-~~
Common stock: 300,000,000 authorized; $0.001 par value 118,133,432 and 18,008,591 shares issued and outstanding, respectively	118,133	18,008
Additional paid in capital	13,267,261	3,240,528
Accumulated deficit	(14,699,148)	(8,125,257)
Accumulated other comprehensive loss	(74,831)	(181)
Deficit attributed to stockholders of iQSTEL Inc.	(1,388,575)	(4,866,902)
Deficit attributable to noncontrolling interests	(1,006,461)	(903,513)
Total stockholders' Deficit	(2,395,036)	(5,770,415)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,951,767	$5,602,946

The accompanying notes are an integral part of these consolidated financial statements.

iQSTEL INC

Consolidated Statements of Operations

	Year Ended
	December 31,
	2020	2019

Revenues	$44,910,006	$18,031,548
Cost of revenue	43,947,654	17,250,623
Gross profit	962,352	780,925

Operating expenses
General and administration	4,174,367	1,449,624
Total operating expenses	4,174,367	1,449,624

Operating loss	(3,212,015)	(668,699)

Other income (expense)
Other income	38,585	2,631
Other expenses	(117,562)	(10,891)
Interest expense	(3,509,323)	(2,653,996)
Change in fair value of derivative liabilities	255,614	(2,111,783)
Loss on settlement of debt	(154,629)	-
Total other expense	(3,487,315)	(4,774,039)

Net loss before provision for income taxes	(6,699,330)	(5,442,738)
Income taxes	(152)	-
Net loss	(6,699,482	(5,442,738)
Less: Net income (loss) attributable to noncontrolling interests	(125,591)	15,131
Net loss attributed to stockholders of iQSTEL Inc.	$(6,573,891)	$(5,457,869)

Comprehensive loss
Net loss	$(6,699,482)	$(5,442,738)
Foreign currency adjustment	(146,373)	(354)
Total comprehensive loss	$(6,845,855)	$(5,443,092)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(197,314)	14,958
Net comprehensive loss attributed to stockholders of iQSTEL Inc.	$(6,648,541)	$(5,458,050)

Basic and diluted loss per common share	$(0.10)	$(0.35)

Weighted average number of common shares outstanding - Basic and diluted	63,941,222	15,684,477

The accompanying notes are an integral part of these consolidated financial statements.

iQSTEL INC

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2020 and 2019

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total	Non Controlling Interest	Total Shareholders' Deficit
Balance – December 31, 2018	-	$-	15,022,650	$15,023	$1,054,718	$(2,667,388)	$-	$(1,597,647)	$-	$(1,597,647)

Common stock issued for acquisition	-	-	343,512	344	449,656	-	-	450,000	(918,471)	(468,471)
Capital Contribution	-	-	-	-	10,000	-	-	10,000	-	10,000
Common stock issued in conjunction with convertible notes	-	-	661,216	661	817,238	-	-	817,899	-	817,899
Common stock issued for conversion of debt	-	-	1,169,723	1,169	32,581	-	-	33,750	-	33,750
Common stock issued for exercised cashless warrant	-	-	811,490	811	-811	-	-	-	-	-
Debt forgiveness	-	-	-	-	406,080	-	-	406,080	-	406,080
Resolution of derivative liabilities	-	-	-	-	471,066	-	-	471,066	-	471,066
Foreign currency translation adjustments	-	-	-	-	-	-	(181)	(181)	(173)	(354)
Net loss	-	-	-	-	-	(5,457,869)	-	(5,457,869)	15,131	(5,442,738)
Balance – December 31, 2019	-	-	18,008,591	18,008	3,240,528	(8,125,257)	(181)	(4,866,902)	(903,513)	(5,770,415)

Preferred stock issued for conversion of common stock	10,000	10	(100,000)	(100)	90	-	-	-	-	-
Common stock issued for cash	-	-	23,937,500	23,938	1,891,067	-	-	1,915,005	-	1,915,005
Common stock issued for settlement of debt	-	-	12,818,145	12,818	876,275	-	-	889,093	-	889,093
Common stock issued for services	-	-	6,267,600	6,268	641,590	-	-	647,858	-	647,858
Common stock issued for forbearance of debt	-	-	1,150,000	1,150	91,100	-	-	92,250	-	92,250
Common stock issued for conversion of debt	-	-	46,575,378	46,575	1,349,865	-	-	1,396,440	-	1,396,440
Common stock issued for exercised cashless warrant	-	-	9,476,218	9,476	-9,476	-	-	-	-	-
Common stock issued for acquisition of Itsbchain LLC	-	-	-	-	50,000	-	-	50,000	-	50,000
Acquisition of IoT Lab	-	-	-	-	-	-	-	-	94,366	94,366
Resolution of derivative liabilities	-	-	-	-	5,136,222	-	-	5,136,222	-	5,136,222
Foreign currency translation adjustments	-	-	-	-	-	-	(74,650)	(74,650)	(71,723)	(146,373)
Net loss	-	-	-	-	-	(6,573,891)	-	(6,573,891)	(125,591)	(6,699,482)
Balance – December 31, 2020	10,000	$10	118,133,432	$118,133	$13,267,261	$(14,699,148)	$(74,831)	$(1,388,575)	$(1,006,461)	$(2,395,036)

The accompanying notes are an integral part of these consolidated financial statements.

iQSTEL INC

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,699,482)	$(5,442,738)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	697,858	-
Bad debt	137,749	-
Write-off of due from related party	43,375	-
Depreciation and amortization	68,602	41,737
Amortization of debt discount	2,221,506	1,939,687
Change in fair value of derivative liabilities	(255,614)	2,111,783
Gain on settlement of debt	154,629	-
Prepayment and Default penalty	358,046	-
Changes in operating assets and liabilities:
Accounts receivable	167,077	522,360
Other current assets	21,629	27,075
Accounts payable	432,872	(571,974)
Other current liabilities	535,579	128,043
Net cash used in operating activities	(2,116,174)	(1,244,027)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiary, net of cash acquired	15,781	239,516
Purchase of property and equipment	(90,192)	(32,007)
Payment of loan receivable - related party	(18,888)	(129,387)
Collection from due from related parties - related party	2,088	73,947
Net cash provided by (used in) investing activities	(91,211)	152,069

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	-	(82)
Proceeds from loans payable	1,239,620	424,960
Repayments of loans payable	(969,664)	(527,239)
Proceeds from loans payable - related parties	20,182	46,438
Repayment of loans payable - related parties	(20,197)	(38,400)
Contribution	-	10,000
Common stock issued	1,915,005	-
Proceeds from convertible notes	1,420,000	2,266,250
Repayment of convertible notes	(942,190)	(824,401)
Net cash provided by financing activities	2,662,756	1,357,526

Effect of exchange rate changes on cash	27,442	365

Net change in cash and cash equivalents	482,813	265,933
Cash and cash equivalents, beginning of period	270,503	4,570
Cash and cash equivalents, end of period	$753,316	$270,503

Supplemental cash flow information
Cash paid for interest	$976,234	$678,663
Cash paid for taxes	$-	$-

Non-cash transactions:
Derivative liabilities recognized as debt discount	$1,673,393	$1,313,350
Common stock issued in conjunction with convertible notes	$-	$817,900
Common stock issued for conversion of debt	$1,396,440	$33,750
Common stock issued for cashless warrant exercised	$9,476	$39,760
Resolution of derivative liabilities	$5,136,222	$430,495
Debt forgiveness	$-	$406,080
Common stock issued for settlement of debt	$889,093	$-
Amount owing for acquisition of IOT	$60,000	$-
Common stock issued for forbearance of debt	$92,250	$-
Replacement of convertible notes to note payable	$1,000,000	$-
Preferred stock issued for conversion of common stock	$10	$-

The accompanying notes are an integral part of these consolidated financial statements.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Operations

iQSTEL Inc. (“iQSTEL”, “we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011 under the name of B-Maven Inc. The Company changed its name to PureSnax International, Inc. on September 18, 2015; and more recently it changed its name to iQSTEL Inc. on August 7, 2018.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice, SMS and data for other telecom companies around the World with more than 150 active interconnection agreements with mobile companies, fixed line companies and other wholesale carriers.

Acquisition

On April 1, 2019, the Company entered into a Company Purchase Agreement (the “Purchase Agreement”) by and between by Company and the Ralf Kohler (the “Seller”), which agreement provides for the purchase of 51% of the equity and certain assets of SwissLink Carrier AG (“SwissLink”) (www.swisslink-carrier.com), a Swiss corporation, by the Company.

The consideration for the acquisition consists of $500,000 USD, payable as follows:

•$50,000 USD shall be paid in cash upon execution of the Purchase Agreement; and

•The balance of $450,000 USD shall be paid at Closing in the form of 187,500 shares of common stock in the Company based upon an agreed upon price of $2.40 per share. Additional shares may be payable at Closing, if the Company’s stock is valued at less than $2.40 per share, to account for the full $450,000 USD.

On August 7, 2019, having completed all conditions under the Purchase Agreement, the Company closed the transaction with Seller, and paid $50,000 and issued a total of 343,512 shares of common stock at $1.31 per share to the Seller for the 51% equity interest and certain assets in SwissLink, including 51% of the loan in SwissLink.

The payment for the acquisition of SwissLink Carrier AG, was agreed to be done with $50,000 in cash and the balance of $450,000 in common shares of iQSTEL with an initial price per share of $2.40; giving us a number of 187,500 shares ($450,000 / 2.40 $ per shares = 187,500 shares) to be issued; but the purchase agreement included a clause to adjust the number of shares to be ultimately issued if the price of the shares was less than $2.40 at the closing date. Since at the closing date the price of the shares was $1.31 the total shares to be issued to the Seller should be 343,512, and this was the total shares finally issue to the Seller.

SwissLink is a provider of international telephone traffic around the globe, which trades international VoIP (voice over IP) telephone minutes through its Software Management platform named VAMP.

On April 15, 2020, we entered into a Company Acquisition Agreement (the “Agreement”) with Francisco Bunt regarding the acquisition of 51% of the shares in IoT Labs, LLC (“IoT Labs”). The IoT Labs’ principal business activity is the sale of Short Messages (SMS) between USA and Mexico.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at December 31, 2020. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of April 13 2021, the date of issuance of this Quarterly Report on Form 10-Q. These estimates may change, as new events occur and additional information is obtained.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. The Company’s fiscal year end is December 31.

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiaries, Etelix.com USA, LLC, SwissLink Carrier AG, ITSBCHAIN, LLC, QGLOBAL SMS, LLC and IoT Labs, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The Company’s, Etelix’s, QGlobal’s and IoT Labs’ functional currency and reporting currency is the U.S. dollar, SwissLink’s functional currency is the Swiss Franc (“CHF”).

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into U.S. dollar as follows:

•Assets and liabilities at the rate of exchange in effect at the balance sheet date

•Equities at historical rate

•Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

	December 31,	December 31,
	2020	2019
Spot CHF: USD exchange rate	$1.1304	$1.0333
Average CHF: USD exchange rate	$1.0662	$1.0122

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily, past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. During the year ended December 31, 2020 and 2019, the Company had bad debt expense of $137,749 and $0, respectively.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Fixed Assets

Fixed assets, consisting of telecommuting equipment and software, is recorded at cost reduced by accumulated depreciation and amortization. Depreciation and amortization expense is recognized over the assets’ estimated useful lives of 3 years for computers and laptops, 5 years for telecommunications equipment and switches; and 5 years for software using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Impairment of tangible and intangible assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis and, if necessary, reassign goodwill using a relative fair value allocation approach. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated primarily through the use of a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Retirement Benefit Costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

For defined benefit schemes, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gains and losses are recognized in full in the period in which they occur. They are recognized outside the income statement and are presented in other comprehensive income. Past service cost is recognized immediately in the income statement in the period in which it occurs.

The retirement benefit obligation recognized in the balance sheet represents the present value of the defined obligation as adjusted for unrecognized past service cost, and as reduced by the fair value of the scheme assets. Any asset resulting from this calculation is limited to past service cost, plus the present value of available refunds and reductions in future contributions to the scheme.

Net Income (Loss) Per Share of Common Stock

The Company has adopted ASC 260, ”Earnings per Share” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. There were no potentially dilutive shares of common stock outstanding for the years ended December 31, 2020 and 2019.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the year ended December 31, 2020 and 2019, 6 customers represented 70% of our revenues and 8 customers represented 70% of our revenues, respectively. 34% of the revenue comes from customers under prepayment conditions which means there is no credit or bad debt risk on that portion of the customers portfolio.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of our financial instruments, including, cash and cash equivalents; accounts receivable; prepaid expenses; accounts payable and other payable and due to related parties approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related party’s due to their related party nature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 13).

Revenue Recognition

The Company recognizes revenue from telecommunication services in accordance with ASC 606, “Revenue from Contracts with Customers.”

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered, provided that persuasive evidence of a sales arrangement existed, and collection was reasonably assured. Management considers persuasive evidence of a sales arrangement to be a written interconnection agreement. The Company’s payment terms vary by clients.

Cost of revenue

Costs of revenue represent direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls terminated in vendor’s network.

Lease

The Company leases office space for corporate and network monitoring activities and to house telecommunications equipment.

In accordance with ASC 842, “Leases”, we determine if an arrangement is a lease at inception.

The office lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We will adopt the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations, has a working capital deficiency and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing in the industry and continuing its marketing efforts. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its stockholders. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its stockholders.

NOTE 4 - ACQUISTION

IoT Labs

On April 15, 2020, we entered into a Company Acquisition Agreement (the “Agreement”) with Francisco Bunt regarding the acquisition of 51% of the shares in IoT Labs. The Company’s principal business activity is the sale of Short Messages (SMS) between USA and Mexico.

We have agreed to pay a total of $180,000 for the 51% interest in the Company. The consideration shall occur with an installment of $60,000 on the date of the execution of the Agreement, followed by a second payment of $60,000 at closing and a final payment of $60,000 that is set to occur 60 days following the closing date. Under the Agreement, Mr. Bunt has the right to request that any of the aforementioned payments be made in shares of our common stock, which the parties have agreed to value at $2.00 per share. The shares are subject to adjustment after 180 days and up to 360 days after issuance if our stock trades at less than $2.00 per share. The Agreement provides for a right of return to Mr. Bunt of the shares in the Company if we fail to make timely payments.

The following table summarizes the fair value of the consideration paid by the Company and the fair value amounts assigned to the assets acquired on the acquisition date:

April 15,
2020
Fair Value of Consideration:
Cash	$180,000
Total Purchase Price	$180,000

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 4 – ACQUISTION (CONTINUED)

IoT Labs has been included in our consolidated results of operations since the acquisition date.

The following table summarizes the identifiable assets acquired and liabilities assumed upon acquisition of IoT Labs and the calculation of goodwill:

Total purchase price	$180,000
Cash	135,781
Other current assets	953
Property and equipment	34,075
Intangible asset	21,875
Total identifiable assets	192,684
Accounts payable	(100)
Total liabilities assumed	(100)
Net assets	192,584
Non-controlling interest	94,366
Total net assets	98,218
Goodwill	$81,782

SwissLink

On April 1, 2019, iQSTEL Inc. (the “Company”) entered into a Company Purchase Agreement (the “Purchase Agreement”) by and between the Company and the Ralf Kohler (the “Seller”), which agreement provides for the purchase of 51% of the equity and certain assets of SwissLink Carrier AG (“SwissLink”) (www.swisslink-carrier.com), a Swiss corporation, by the Company for a consideration of $500,000.

On August 7, 2019, having completed all conditions under the Purchase Agreement, the Company closed the transaction with Seller, and paid $50,000 and issued a total of 343,512 shares of common stock at $1.31 per share to the Seller for the 51% equity interest and certain assets in SwissLink, including 51% of the loan in SwissLink.

The following table summarizes the fair value of the consideration paid by the Company and the fair value amounts assigned to the assets acquired on the acquisition date:

August 7,
Fair Value of Consideration:	2019
Cash	$50,000
343,512 shares of common stock at $1.31 per share	450,000
Total Purchase Price	$500,000

Swisslink has been included in our consolidated results of operations since their respective acquisition dates.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 4 – ACQUISTION (CONTINUED)

The following table summarizes the identifiable assets and liabilities assumed upon acquisition of SwissLink and the calculation of goodwill:

Total purchase price	$500,000
Cash	289,516
Accounts receivable, net	1,462,786
Other current assets	101,629
Deferred tax assets	418,932
Property and equipment, net	12,070
Total identifiable assets	2,284,933
Accounts payable	(1,479,949)
Other current liabilities	(84,591)
Long term loans	(156,441)
Long term loans – related party	(2,199,907)
Employee benefits	(238,476)
Total liabilities assumed	(4,159,364)
Net assets	(1,874,431)
Non-controlling interest	918,471
Total net assets	(955,960)
Goodwill	$1,455,960

Unaudited combined proforma results of operations for the year ended December 31, 2020 and 2019 as though the Company acquired IoT Labs and SwissLink on January 1, 2019, are set forth below:

	Year Ended
	December 31,
	2020	2019
Revenues	$55,784,168	$50,971,291
Cost of revenues	54,631,017	49,585,229
Gross profit	1,153,151	1,386,062

Operating expenses	4,224,903	1,919,871
Operating loss	(3,071,752)	(533,809)

Other expense	(3,487,315)	(4,798,447)

Net Loss	$(6,559,067)	$(5,332,2560

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 5 – PREPAID AND OTHER CURRENT ASSETS

Other prepaid and other current assets at December 31, 2020 and 2019 consisted of the following:

	December 31,	December 31,
	2020	2019
Advance payment to suppliers	$-	$6,600
Other receivable	77,557	78,936
Prepaid expenses	-	5,834
Tax receivable	600	600
	$78,157	$91,970

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2020 and 2019 consisted of the following:

	December 31,	December 31,
	2020	2019
Telecommunication equipment	$259,000	$249,169
Telecommunication software	530,514	436,124
Other equipment	47,206	8,497
Total property and equipment	836,720	693,790
Accumulated depreciation and amortization	(486,190)	(405,820)
Total property and equipment	$350,530	$287,970

Depreciation expense for the year ended December 31, 2020 and 2019 amounted to $68,602 and $41,737, respectively.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 7 –LOANS PAYABLE

Loans payable at December 31, 2020 and 2019 consisted of the following:

	December 31,	December 31,		Interest
	2020	2019	Term	rate
Unique Funding Solutions_2	$2,000	$2,000	Note was issued on October 12, 2018 and due on January 17, 2019	28.6%
YES LENDER LLC	-	25,500	October 17, 2019 and due on March 31, 2020	30.0%
YES LENDER LLC 3	5,403	-	Note was issued on August 3, 2020 and due on January 12, 2021	26.0%
Complete Business Solutions_8	-	52,170	December 24, 2010 and due on June 09, 2020	26.0%
Advance Service Group LLC	12,143	-	Note was issued on October 20, 2020 and due on February 19, 2021	29.0%
Nicolas Arvelo	-	5,000	Note was issued on November 20, 2019 and due on November 20, 2020	12.0%
Martin Mendoza Diaz	-	5,000	Note was issued on November 20, 2019 and due on November 20, 2020	12.0%
Apollo Management Group, Inc	63,158	-	Note was issued on March 18, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 2	68,421	-	Note was issued on March 25, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 3	66,316	-	Note was issued on April 1, 2020 and due on October 1, 2021	12.0%
Apollo Management Group, Inc 4	73,684	-	Note was issued on April 2, 2020 and due on October 2, 2021	12.0%
Apollo Management Group, Inc 5	36,842	-	Note was issued on April 7, 2020 and due on October 7, 2021	12.0%
Apollo Management Group, Inc 6	84,211	-	Note was issued on April 15, 2020 and due on October 15, 2021	12.0%
Apollo Management Group, Inc 7	55,000	-	Note was issued on April 20, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 14	32,432		Note was issued on December 4, 2020 and due on January 4, 2021	12.0%
Labrys Fund	280,000	-	Note was issued on June 26, 2020 and due on April 1, 2021	12.0%
M2B Funding Corp	300,000	-	Note was issued on September 1, 2020 and due on September 1, 2021	12.0%
M2B Funding Corp 1	77,778	-	Note was issued on December 10, 2020 and due on January 9, 2021	22.0%
M2B Funding Corp 2	27,778	-	Note was issued on December 18, 2020 and due on January 17, 2021	22.0%
M2B Funding Corp 3	55,556	-	Note was issued on December 24, 2020 and due on January 23, 2021	22.0%
M2B Funding Corp 4	111,111	-	Note was issued on December 30, 2020 and due on January 29, 2021	22.0%
Martus	108,609	99,399	Note was issued on October 23, 2018 and due on January 3, 2022	5.0%
Swisspeers AG	49,187	78,623	Note was issued on April 8, 2019 and due on October 4, 2022	7.0%
Darlene Covi19	113,040	-	Note was issued on April 1, 2020 and due on March 31, 2025	0.0%
Total	1,622,669	267,692
Less: Unamortized debt discount	(19,221)	-
Total loans payable	1,603,448	267,692
Less: Current portion of loans payable	1,332,612	89,671
Long-term loans payable	$270,836	$178,021

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 7 –LOANS PAYABLE (CONTINUED)

Loans payable related parties at December 31, 2020 and 2019 consisted of the following:

	December 31,	December 31,		Interest
	2020	2019	Term	rate
Alonso Van Der Biest	$80,200	$80,200	Note was issued on June 12, 2015 and due on June 11, 2019	16.5%

Alvaro Quintana	10,587	10,587	Note was issue on September 30, 2016 and due on September 29, 2019	0%

49% of Shareholder of Swisslink	1,737,512	1,588,261	Note is due on demand	0%

49% of Shareholder of Swisslink	226,080	206,660	Note is due on demand	5%
Total	2,054,379	1,885,708
Less: Current portion of loans payable	2,054,379	1,885,708
Long-term loans payable	$-	$-

During the year ended December 31, 2020 and 2019, the Company borrowed from third parties totaling $1,239,620 and $424,960, which includes original issue discount and financing costs of $63,970 and $17,953 and repaid the principal amount of $969,664 and $527,239, respectively.

During the year ended December 31, 2020 and 2019, the Company recorded interest expense of $77,101 and $207,660 and recognized amortization of discount, included in interest expense, of $44,749 and $17,953, respectively.

NOTE 8 – OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 2020 and 2019 consisted of the following:

	December 31,	December 31,
	2020	2019
Accrued liabilities	$6,789	$2,700
Credit card liabilities	-	4,987
Accrued interest	170,960	365,345
Salary payable - management	28,300	268,231
Employee benefits	181,231	192,288
Other current liabilities	26,396	14,933
	$413,676	$848,484

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - CONVERTIBLE LOANS

At December 31, 2020 and 2019, convertible loans consisted of the following:

	December 31,	December 31,
	2020	2019
Promissory notes – Issued in fiscal year 2019, with variable conversion features	$5,000	$1,908,750
Promissory notes – Issued in fiscal year 2020, with variable conversion features	623,660	-
Total convertible notes payable	628,660	1,908,750
Less: Unamortized debt discount	(372,290)	(646,212)
Total convertible notes	256,370	1,262,538

Less: current portion of convertible notes	253,554	1,251,096
Long-term convertible notes	$2,816	$11,442

During the year ended December 31, 2020 and 2019, the Company recorded interest expense of $487,012 and $506,649 and recognized amortization of discount, included in interest expense, of $2,176,757 and $1,921,734, respectively.

During the year ended December 31, 2020 and 2019, the Company repaid notes of $942,190 and $824,401 and accrued interest including prepayment penalty of $675,771 and $365,133, respectively.

Notes in Default

Certain convertible notes held by the company were in default. During the period ended December 31, 2020 and 2019, the Company did not maintain the covenant requiring the Company to be current with all financial filings. As a result of the breach, the company recorded a penalty of $0 and $8,151 as principal amount.

Conversion

During the year ended December 31, 2020, the Company converted notes with principal amounts of $1,302,785 and accrued interest of $93,656 into 46,575,378 shares of common stock. The corresponding derivative liability at the date of conversion of $4,275,728 was settled through additional paid in capital.

During the year ended December 31, 2019, the Company converted notes with principal amounts and accrued interest of $33,750 into 1,169,723 shares of common stock. The corresponding derivative liability at the date of conversion of $430,495 was settled through additional paid in capital.

Settlement

On June 10, 2020, the Company settled a convertible note with accrued interest of $64,230 with a total of 650,000 share issuances. The Company issued 200,000 shares in June, 225,000 shares in July and 503,571 shares in August, which included 278,571 true-up shares. As a result, the Company recognized a loss on settlement of debt of $24,699.

On June 26, 2020, the Company issued a loan payable of $700,000 to Labrys Fund to settle the previously-outstanding convertible notes with accrued interest of $986,340. As a result, the Company recognized a gain on settlement of debt of $286,340 (Note 7).

On July 22, 2020, the Company settled a convertible note with accrued interest of $ 64,363 and an original common stock purchase warrant to purchase 20,000 shares of common stock with a total of 650,000 share issuances. During the period ended September 30, 2020, the Company issued 1,038,375 shares which included 388,375 true-up shares. As a result, the Company recognized a loss on settlement of debt of $9,886.

On September 1, 2020, the Company entered into a Multipurpose agreement and issued a new note which a principal balance of $1,045,327 to replace the 15 notes issued from January 2020 to May 2020 which an aggregate principal amount was $985,556 and an aggregate accrued interest was $59,771. The Company also issued another promissory note of $300,000 (Note 7). As a result, the Company recognized a loss on settlement of debt of $300,000.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - CONVERTIBLE LOANS (CONTINUED)

Promissory Notes - Issued in fiscal year 2019

During the year ended December 31, 2019, the Company issued a total of $2,544,250 in notes with the following terms:

•Terms ranging from 6 months to 3 years.

•Annual interest rates ranging from of 8% to 12%.

•Convertible at the option of the holders at issuance or 180 days from issuance.

•Conversion prices are typically based on the discounted (39% or 0% discount) lowest trading prices of the Company’s shares during various periods prior to conversion.

The convertible notes were also provided with a total of 661,216 common shares and warrant to purchase up to 92,000 shares of common stock at exercise price of $2.5 per share for 3 years.

Certain notes allow the Company to redeem the notes at rates ranging from 110% to 150% depending on the redemption date provided that no redemption is allowed after the 180th day. Likewise, the notes include original issue discount and financing costs totaling $278,000 and the Company received cash of $2,266,250.

Promissory Notes - Issued in fiscal year 2020

During the year ended December 31, 2020, the Company issued a total of $2,708,771 in notes with the following terms:

•Terms 12 months.

•Annual interest rates 5% or 12%.

•Convertible at the option of the holders 90 or 180 days from issuance.

•Conversion prices are typically based on the discounted (25% or 60% discount) lowest trading prices of the Company’s shares during 30 trading day periods prior to conversion. Certain note has a capped conversion price of $0.025.

Notes allow the Company to redeem the notes at a range from 120% to 125% provided that no redemption is allowed after the 180th or 185th day. Likewise, the notes include original issue discount and financing costs totaling $229,444 and the Company received cash of $1,420,000. Certain convertible notes were also provided with a total of 6,500,000 warrants with exercise price ranging from $0.02 to $0.03.

Derivative liabilities

The Company determined that the conversion option in the note met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company will bifurcate the embedded conversion option in the note once the note becomes convertible and account for it as a derivative liability.

The Company valued the conversion features of convertible notes and warrants using the Black Scholes valuation model. The fair value of the derivative liability for all the note and warrants that became convertible for the year ended December 31, 2020, amounted to $2,714,029. $1,673,393 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $1,040,636 was recognized as a “day 1” derivative loss.

The fair value of the derivative liability for all the notes and warrants that became convertible for the year ended December 31, 2019 amounted to $4,916,471. $1,313,350 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $3,603,121 was recognized as a “day 1” derivative loss.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - CONVERTIBLE LOANS (CONTINUED)

Warrants

A summary of activity during the year ended December 31, 2020 and 2019 follows:

	Warrants Outstanding
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual life (in years)
Outstanding, December 31, 2018	-	$-	-
Granted	92,000	3.00	3.66
Reset	1,115,038	0.066	4.46
Cashless Exercised	(839,695)	0.066	4.46
Forfeited/canceled	-	-	-
Outstanding, December 31, 2019	367,343	$0.480	4.05
Granted	6,500,000	0.024	6.00
Reset	10,813,001	0.014	1.92
Cashless Exercised	(10,597,010)	0.023	4.24
Settled	(7,083,3340	0.012	1.64
Outstanding, December 31, 2020	-	$-	-

The reset feature of warrants associated with the convertible notes was effective at the time that a separate convertible note with lower exercise price was issued. As a result of the reset features for warrants, the warrants increased by 10,813,001 at $0.0014 per share. We accounted for the issuance of the warrants as a liability and recognized the derivative liability.

NOTE 10 – DERIVATIVE LIABILITY

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2020. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model.

For the year ended December 31, 2020 and 2019, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Year Ended	Year Ended
	December31,	December31,
	2020	2019
Expected term	0.02 - 6.00 years	0.03 - 5.00 years
Expected average volatility	74% - 550%	4% - 639%
Expected dividend yield	-	-
Risk-free interest rate	0.05% - 2.56%	1.44% - 2.57%

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 10 – DERIVATIVE LIABILITY (CONTINUED)

The following table summarizes the changes in the derivative liabilities during the year ended December 31, 2020 and 2019:

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2018	$1,790,067

Addition of new derivatives recognized as debt discounts	1,313,350
Addition of new derivatives recognized as loss on derivatives	3,603,121
Settled on issuance of common stock	(471,066)
Gain on change in fair value of the derivative	(1,491,338)
Balance - December 31, 2019	$4,744,134

Addition of new derivatives recognized as debt discounts	1,673,393
Addition of new derivatives recognized as loss on derivatives	1,040,636
Settled on issuance of common stock	(5,136,222)
Change in fair value of the derivative	(1,296,250)
Balance - December 31, 2020	$1,025,691

The following table summarizes the change in fair value of derivative liability included in the income statement for the year ended December 31, 2020 and 2019, respectively.

	Year Ended
	December 31,
	2020	2019
Addition of new derivatives recognized as loss on derivatives	$1,040,636	$3,603,121
Revaluation of derivative liabilities	(1,296,250)	(1,491,338)
(Gain) loss on change in fair value of the derivative	$(255,614)	$2,111,783

NOTE 11 – SHAREHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.001 per share.

Series A Preferred Stock

On November 3, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 3, 2020

During the year ended December 31, 2020, 100,000 shares of common stock were converted into 10,000 shares of Series A Preferred Stock by our management.

As of December 31, 2020 and 2019, 10,000 and 0 shares of Series A Preferred Stock were issued and outstanding, respectively.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 – SHAREHOLDERS’ EQUITY (CONTINUED)

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive a liquidation preference of $81 per share in any distribution upon winding up, dissolution, or liquidation of the Company before junior security holders, as provided in the designation. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series B Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 7, 2021.

Common Stock

During the year ended December 31, 2020, the Company issued 100,224,841 shares of common stock, valued at fair market value on issuance as follows;

•23,937,500 shares issued for cash of $1,915,005

•12,818,145 shares issued for settlement of debt of $889,093

•6,267,600 shares issued for services valued at $647,858

•1,150,000 shares issued for forbearance of debt of $92,250

•46,575,378 shares issued for conversion of debt of $1,396,440

•9,476,218 shares issued for cashless exercised warrant

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 – SHAREHOLDERS’ EQUITY (CONTINUED)

During the year ended December 31, 2019, the Company issued 2,985,941 shares of common stock as follows;

•661,216 shares in conjunction with convertible notes.

•811,490 shares for cashless exercised warrant

•1,169,723 shares for conversion of debt of $33,750 (see Note 9)

•343,512 shares for acquisition of SwissLink

As of December 31, 2020 and 2019, 118,133,432 and 18,008,591 shares of common stock were issued and outstanding, respectively.

NOTE 12 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2020 and 2019, are as follows:

	December 31,	December 31,
	2020	2019
Net Operating loss carryforward	$8,601,999	$4,378,894
Effective tax rate	21%	21%
Deferred tax asset	1,806,420	919,568
Foreign taxes	(5,112)	-
Less: valuation allowance	(1,341,272)	(499,049)
Net deferred tax asset	$460,036	$420,519

As of December 31, 2020, the Company has approximately $8,432,000 of net operating losses (“NOL”) generated to December 31, 2020 carried forward to offset taxable income in future years which expire commencing in fiscal 2037. NOLs generated in tax years prior to December 31, 2017, can be carryforward for twenty years, whereas NOLs generated after December 31, 2017 can be carryforward indefinitely. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets relating to NOLs for every period because it is more likely than not that all of the deferred tax assets will not be realized.

Utilization of the NOL carry forwards may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Tax returns for the years ended 2012 through 2020 are subject to review by the tax authorities.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 13 - RELATED PARTY TRANSACTIONS

Due from related party

During the year ended December 31, 2020, the Company loaned $20,182 to related parties who are a shareholder and a former director, collected $20,197 and wrote off amounts totaling $43,375.

During the year ended December 31, 2020 and 2019, the Company loaned $18,888 and $129,387 to a related party and collected $2,088 and $73,947, respectively.

As of December 31, 2020 and 2019, the Company had due from related parties of $221,790 and $316,860, respectively. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

During the year ended December 31, 2020 and 2019, the Company borrowed $20,182 and $46,438 from CEO and CFO of the Company, and repaid $20,197 and $38,400 to the CEO and CFO, respectively.

During the year ended December 31, 2020, the Company borrowed $20,000 from Francisco Bunt who owns 49% of loT Labs and repaid $20,000.

As of December 31, 2020 and 2019, the Company had amounts due to related parties of $94,616, which included $60,000 to Francisco Bunt (Note 4) and $34,631, respectively. The amounts are unsecured, non-interest bearing and due on demand.

Debt forgiveness

During the year ended December 31, 2019, the Company recorded debt forgiveness of $406,080 as additional paid in capital.

Employment agreements

On May 2, 2019, the Company entered into Employment Agreements with the following persons: (i) Leandro Iglesias as President, CEO and Chairperson of the Company’s Board of Directors with an annual salary of $168,000 with an annual bonus of 3% of our net income; (ii) Juan Carlos Lopez Silva as Chief Commercial Officer with an annual salary of $120,000 with an annual bonus of 3% of our net income; and Alvaro Quintana Cardona as Chief Operating Officer and Chief Financial Officer with an annual salary of $144,000 with an annual bonus of 3% of our net income. The Employment Agreements have a term of 36 months, are renewable automatically for 24-month periods, unless the Company gives written notice at least 90 days prior to termination of the initial 36-month term. The Company shall have the right to terminate any of the employment agreements at any time without prior notice, but in that event, the Company shall pay these persons salaries and other benefits they are entitled to receive under their respective agreements for three years. The above executive officers agreed to two year non-compete and non-solicit restrictive covenants with the Company. If any of the executive officers are terminated for cause they shall forfeit any rights to severance.

On November 1, 2020, our board of directors approved amended employments in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Quintana, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The amended employment agreement in favor of Mr. Iglesias extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $17,000 monthly and he is eligible for quarterly bonus of 250,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Iglesias has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 13 - RELATED PARTY TRANSACTIONS (CONTINUED)

The amended employment agreement in favor of Mr. Quintana extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Quintana provides that he is eligible for quarterly bonus of 200,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Quintana may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Quintana has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Silva extended the term of employment from 36 months to 60 months. Mr. Silva is eligible for quarterly bonuses of 150,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 days after applying a discount of 25%.

On March 3, 2020, Oscar Brito resigned as a member of our Board of Directors. There was no known disagreement with Mr. Brito on any matter relating to our operations, policies or practices. The Company provided the severance package as follows;

•2,000,000 shares of common stock valued at $300,000

•Additional 173,000 shares in order to apply the anti-dilution protection, valued at $10,034

•Forgiveness of amounts due to the Company totaling $43,375

•Cash payment of $15,000.

We also appointed Mr. Brito as an advisor to our Board of Directors and agreed to pay him $5,000 per month for such services.

On March 16, 2020, our Board of Directors adopted a Director Compensation Plan that applies to members of our Board of Directors. Below are the features of the plan:

•All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

•All Directors shall be compensated $3,000 monthly for their service as Directors.

•In lieu of the cash compensation set forth above, each Director may elect to receive shares of the Corporation's Common Stock equal to the total cash compensation divided by the average market value of the Company's Common Stock during the last 10 trading days and applying a discount of 10%.

•Directors Alvaro Cardona and Leandro Iglesias shall each receive 1,000,000 shares of the Company’s Common Stock, valued at $70,000 each, for their service as members of the Board of Directors for the period from June 2018 to December 2019.

During the year ended December 31, 2020 and 2019, the Company recorded management fees of $504,000 and $334,000, bonus of $79,880 and $0 and paid $130,400 and $126,200, respectively. During the year ended December 31, 2020, the Company settled accrued salary – management of $619,531 and issued 10,851,199 shares. As at December 31, 2020 and 2019, the Company recorded and accrued management salaries of $22,300 and $268,231, respectively.

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Leases and Long-term Contracts

The Company has not entered into any long-term leases, contracts or commitments.

Lease

The Company leases facilities which the term is 12 months. For the years ended December 31, 2020 and 2019, the Company incurred $18,400 and $19,900, respectively.

Rent

The Company leases office space at $1,200 per month with one-year term, starting July 1, 2018 and ending June 30, 2019. For the year ended December 31, 2020 and 2019, the Company incurred $0 and $7,200, respectively.

NOTE 15 - SEGMENT

At December 31, 2020, the Company operates in one industry segment, telecommunication services, and two geographic segments, USA and Switzerland, where current assets and equipment are located.

Operating Activities

The following table shows operating activities information by geographic segment for the years ended December 31, 2020 and 2019:

	USA	Switzerland	Elimination	Total
Revenues	$39,495,542	5,432,022	$(17,558)	$44,910,006
Cost of revenue	39,308,347	4,656,865	(17,558)	43,947,654
Gross profit	187,195	775,157	-	962,352

Operating expenses
General and administration	3,359,237	815,130	-	4,174,367

Operating loss	(3,172,042)	(39,973)	-	(3,212,015)

Other expense	(3,356,881)	(130,434)	-	(3,487,315)

Net loss	$(6,528,923)	$(170,407)	$-	$(6,699,330)

As of April 15, 2020, having completed all conditions under the Purchase Agreement, the Company acquired IoT labs located in US.

	USA	Switzerland	Elimination	Total
Revenues	$16,327,871	1,726,359	$(22,682)	$18,031,548
Cost of revenue	15,796,310	1,476,995	(22,682)	17,250,623
Gross profit	531,561	249,364	-	780,925

Operating expenses
General and administration	1,189,680	259,944	-	1,449,624

Operating loss	(658,119)	(10,580)	-	(668,699)

Other expense	(4,753,739)	(20,300)	-	(4,774,039)

Net loss	$(5,411,858)	$(30,880)	$-	$(5,442,738)

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 15 – SEGMENT (CONTINUED)

As of August 7, 2019, having completed all conditions under the Purchase Agreement, the Company acquired SwissLink located in Switzerland.

Asset Information

The following table shows asset information by geographic segment as of December 31, 2020 and 2019:

December 31, 2020	USA	Switzerland	Elimination	Total
Assets
Current assets	$3,245,725	$1,225,399	$(889,540)	$3,581,584
Non-current assets	$3,478,147	$561,551	$(1,669,515)	$2,370,183
Liabilities
Current liabilities	$5,630,060	$3,171,419	$(889,540)	$7,911,939
Non-current liabilities	$2,816	$432,048	$-	$434,864

December 31, 2019	USA	Switzerland	Elimination	Total
Assets
Current assets	$3,073,654	$1,174,856	$(810,013)	$3,438,497
Non-current assets	$3,146,894	$456,070	$(1,438,515)	$2,164,449
Liabilities
Current liabilities	$9,041,421	$2,914,237	$(810,013)	$11,145,645
Non-current liabilities	$11,442	$216,274	$-	$227,716

NOTE 16 - SUBSEQUENT EVENTS

Subsequent to December 31, 2020 and through the date that these financials were made available, the Company had the following subsequent events:

On January 15, 2021, we entered into Conversion Agreements with Leandro Iglesias, our Chief Executive Officer and director, Alvaro Quintana, Chief Financial Officer and director, and Juan Carlos Lopez, our Chief Commercial Officer, pursuant to which we agreed to convert 21,000,000 shares of common stock from officers into 21,000 shares of our Series B Preferred Stock, as follow:

Shareholders	Number of Shares of Common Stock Converting Into Series B Preferred Stock	Number of shares of Series B Preferred Stock acquired in Conversion
Leandro Iglesias	12,200,000	12,200
Alvaro Cardona	5,300,000	5,300
Juan Carlos Lopez	3,500,000	3,500
Total	21,000,000	21,000

The features of our Series B Preferred Stock are found in the Certificate of Designation for our Series B Preferred Stock, which is made Exhibit 3.1 in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2020.

The Series B Preferred Stock have one (1) year lock-up after the issuance, and 1 year of leak out after the conversion back into a common, and the Shareholder cannot sell more than 5% of the liquidity of the market.

On February 16, 2021, we entered into a Termination Agreement and Release with Apollo Management Group, Inc. (“Apollo”), pursuant to which we agreed to settle loans amounting to $500,000 with Apollo by issuing to Apollo 735,295 shares of our common stock as full and complete settlement of the aggregate outstanding principal amount and by paying Apollo $1,500 representing the outstanding accrued and unpaid interest on the loans. In connection with the agreement, the parties entered into a mutual release of claims.

Also on February 16, 2021, we entered into a Termination Agreement and Release with M2B Funding Corp. (“M2B”), pursuant to which we agreed to settle loans amounting to $716,666.67 with M2B by issuing to M2B 1,053,922 shares of our common stock as full and complete settlement of the aggregate outstanding principal amount and by paying M2B $10,511 representing the outstanding accrued and unpaid interest on the loans. In connection with the agreement, the parties entered into a mutual release of claims.

Also on February 16, 2021, we entered into a Termination Agreement and Release with M2B, pursuant to which we agreed to settle an “additional loan” amounting to $300,000 with M2B by issuing to M2B 441,177 shares of our common stock as full and complete settlement of the aggregate outstanding principal amount and by paying M2B $789 representing the outstanding accrued and unpaid interest on the loan. In connection with the agreement, the parties entered into a mutual release of claims.

iQSTEL INC

Consolidated Balance Sheets

 (Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$3,032,637	$753,316
Accounts receivable, net	2,462,393	2,528,321
Due from related parties	221,790	221,790
Prepaid and other current assets	117,829	78,157
Total Current Assets	5,834,649	3,581,584

Property and equipment, net	335,755	350,530
Intangible asset	28,154	21,875
Goodwill	1,537,742	1,537,742
Deferred tax assets	432,077	460,036
TOTAL ASSETS	$8,168,377	$5,951,767

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	2,056,075	2,737,411
Due to related parties	34,616	94,616
Loans payable - net of discount of $0 and $19,221	3,063	1,332,612
Loans payable - related parties	1,924,454	2,054,379
Current portion of convertible notes - net of discount of $0 and $370,106	-	253,554
Other current liabilities	294,358	413,676
Stock payable	2,056,530	-
Derivative liabilities	39,505	1,025,691
Total Current Liabilities	6,408,601	7,911,939

Convertible notes - net of discount of $1,820 and $2,184	3,180	2,816
Loans payable	245,374	270,836
Employee benefits, non-current	151,414	161,212
TOTAL LIABILITIES	6,808,569	8,346,803

Stockholders' Equity (Deficit)
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 shares issued and outstanding, respectively	10	10
Series B Preferred stock: 200,000 designated; $0.001 par value, 21,000 and 0 shares issued and outstanding	21	-
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	-	-
Common stock: 300,000,000 authorized; $0.001 par value 138,826,964 and 118,133,432 shares issued and outstanding, respectively	138,827	118,133
Additional paid in capital	18,772,223	13,267,261
Accumulated deficit	(16,641,539)	(14,699,148)
Accumulated other comprehensive loss	(19,926)	(74,831)
Equity (Deficit) attributed to stockholders of iQSTEL Inc.	2,249,616	(1,388,575)
Deficit attributable to noncontrolling interests	(889,808)	(1,006,461)
Total stockholders' Equity (Deficit)	1,359,808	(2,395,036)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$8,168,377	$5,951,767

The accompanying notes are an integral part of these unaudited consolidated financial statements.

iQSTEL INC

Consolidated Statements of Operations

 (Unaudited)

	Three Months Ended
	March 31,
	2021	2020

Revenues	$14,197,611	$5,017,412
Cost of revenue	13,710,241	5,178,553
Gross profit	487,370	(161,141)

Operating expenses
General and administration	1,498,111	1,297,527
Total operating expenses	1,498,111	1,297,527

Operating loss	(1,010,741)	(1,458,668)

Other income (expense)
Other income	25,034	15,917
Other expenses	(469)	(5,055)
Interest expense	(630,025)	(801,374)
Change in fair value of derivative liabilities	277,575	(1,660,023)
Loss on settlement of debt	(539,863)	-
Total other expense	(867,748)	(2,450,535)

Net loss before provision for income taxes	(1,878,489)	(3,909,203)
Income taxes	-	-
Net loss	(1,878,489)	(3,909,203)
Less: Net income (loss) attributable to noncontrolling interests	(63,902)	(18,713)
Net loss attributed to stockholders of iQSTEL Inc.	$(1,942,391)	$(3,890,490)

Comprehensive income (loss)
Net loss	$(1,878,489)	$(3,909,203)
Foreign currency adjustment	107,656	(3,278)
Total comprehensive loss	$(1,770,833)	$(3,912,481)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(116,653)	(20,319)
Net comprehensive loss attributed to stockholders of iQSTEL Inc.	$(1,887,486)	$(3,892,162)

Basic and diluted loss per common share	$(0.01)	$(0.13)

Weighted average number of common shares outstanding - Basic and diluted	118,489,436	30,808,984

The accompanying notes are an integral part of these unaudited consolidated financial statements.

iQSTEL INC

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended March 31, 2021 and December 31, 2020

 (Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total	Non Controlling Interest	Total Shareholders' (Equity) Deficit
Balance – December 31, 2020	10,000	$10	-	$ -	118,133,432	118,133	13,267,261	(14,699,148)	-74,831	(1,388,575)	(1,006,461)	(2,395,036)

Preferred stock issued for conversion of common stock	-	-	21,000	21	(21,000,000)	(21,000)	20,979	-	-	-	-	-
Common stock issued for cash	-	-	-	-	35,862,500	35,863	3,550,387	-	-	3,586,250	-	3,586,250
Common stock issued for service	-	-	-	-	195,000	195	284,505	-	-	284,700	-	284,700
Common stock issued for compensation	-	-	-	-	600,000	600	563,400	-	-	564,000	-	564,000
Common stock issued for forbearance of debt	-	-	-	-	250,000	250	49,675	-	-	49,925	-	49,925
Common stock issued for conversion of debt	-	-	-	-	6,080,632	6,081	416,214	-	-	422,295	-	422,295
Cancellation of common stock	-	-	-	-	(1,294,600)	(1,295)	(88,809)	-	-	(90,104)	-	(90,104)
Resolution of derivative liabilities	-	-	-	-	-	-	708,611	-	-	708,611	-	708,611
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	54,905	54,905	52,751	107,656
Net loss	-	-	-	-	-	-	-	(1,942,391)	-	(1,942,391)	63,902	(1,878,489)
Balance – March 31, 2021	10,000	$10	21,000	$21	138,826,964	138,827	18,772,223	(16,641,539)	-19,926	2,249,616	(889,808)	1,359,808

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total	Non Controlling Interest	Total Stockholders' Deficit
Balance – December 31, 2019	18,008,591	$18,008	$3,240,528	$(8,125,257)	$(181)	$(4,866,902)	$(903,513)	$(5,770,415)

Common stock issued for settlement of debt	4,308,510	4,309	198,191	-	-	202,500	-	202,500
Common stock issued for services	4,173,000	4,173	445,861	-	-	450,034	-	450,034
Common stock issued for forbearance of debt	50,000	50	2,850	-	-	2,900	-	2,900
Common stock issued for conversion of debt	17,208,350	17,208	256,760	-	-	273,968	-	273,968
Common stock issued for exercised cashless warrant	2,235,697	2,235	(2,235)	-	-	-	-	-
Common stock issued for acquisition of Itsbchain LLC	-	-	50,000	-	-	50,000	-	50,000
Resolution of derivative liabilities		-	2,567,348	-	-	2,567,348	-	2,567,348
Foreign currency translation adjustments	-	-		-	(1,672)	(1,672)	(1,606)	(3,278)
Net loss	-	-	-	(3,890,490)	-	(3,890,490)	(18,713)	(3,909,203)
Balance – March 31, 2020	45,984,148	$45,983	$6,759,303	$(12,015,747)	$(1,853)	$(5,212,314)	$(923,832)	$(6,136,146)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

iQSTEL INC

Consolidated Statements of Cash Flows

 (Unaudited)

		Three Months Ended
		March 31,
		2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(1,878,489)	$(3,909,203)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation		758,596	500,034
Write-off of due from related party		-	43,375
Depreciation and amortization		20,560	13,425
Amortization of debt discount		434,136	457,579
Change in fair value of derivative liabilities		(277,575)	1,660,023
Loss on settlement of debt		539,863	-
Prepayment and Default penalty		122,020	48,729
Changes in operating assets and liabilities:
Accounts receivable		18,760	359,756
Prepaid and other current assets		(44,842)	(4,568)
Accounts payable		(624,349)	(9,060)
Other current liabilities		(110,872)	298,026
Net cash used in operating activities		(1,042,192)	(541,884)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiary		(60,000)	-
Purchase of property and equipment		(18,346)	(45,280)
Payment of loan receivable - related party		-	(13,399)
Net cash used in investing activities		(78,346)	(58,679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable		400,000	210,000
Repayments of loans payable		(309,082)	(98,646)
Proceeds from loans payable - related parties		-	182
Repayment of loans payable - related parties		(10,587)	(162)
Proceeds from common stock issued		3,586,250	-
Proceeds from convertible notes		-	810,000
Repayment of convertible notes		(250,000)	(334,500)
Net cash provided by financing activities		3,416,581	586,874

Effect of exchange rate changes on cash		(16,722)	486

Net change in cash and cash equivalents		2,279,321	(13,203)
Cash and cash equivalents, beginning of period		753,316	270,503
Cash and cash equivalents, end of period		$3,032,637	$257,300

Supplemental cash flow information
Cash paid for interest		$111,622	$173,749
Cash paid for taxes		$-	$-

Non-cash transactions:
Common stock issued for conversion of debt		$422,295	$273,968
Common stock issued for cashless warrant exercised		$-	$2,235
Resolution of derivative liabilities		$708,611	$2,567,348
Common stock issued for settlement of debt		$-	$202,500
Common stock issued for acquisition of ItsBchain LLC	$		$50,000
Preferred stock issued for conversion of common stock		$21	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Operations

iQSTEL Inc. (“iQSTEL”, “we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011 under the name of B-Maven Inc. The Company changed its name to PureSnax International, Inc. on September 18, 2015; and more recently it changed its name to iQSTEL Inc. on August 7, 2018.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice, SMS and data for other telecom companies around the World with more than 150 active interconnection agreements with mobile companies, fixed line companies and other wholesale carriers.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at March 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of May 14, 2021, the date of issuance of this Quarterly Report on Form 10-Q. These estimates may change, as new events occur and additional information is obtained.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited interim financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2021 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 15, 2021.

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiaries, Etelix.com USA, LLC, SwissLink Carrier AG, ITSBCHAIN, LLC, QGLOBAL SMS, LLC and IoT Labs, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The Company’s, Etelix’s, QGlobal’s and IoT Labs’ functional currency and reporting currency is the U.S. dollar, SwissLink’s functional currency is the Swiss Franc (“CHF”).

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into U.S. dollar as follows:

•Assets and liabilities at the rate of exchange in effect at the balance sheet date

•Equities at historical rate

•Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily, past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. During the three months ended March 31, 2021 and 2020, the Company did not record bad debt expense.

Net Income (Loss) Per Share of Common Stock

The Company has adopted ASC 260, ”Earnings per Share” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. There were no potentially dilutive shares of common stock outstanding for the years ended March 31, 2021 and 2020.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the three months ended March 31, 2021 and 2020, 4 customers represented 86% of our revenues and 12 customers represented 83% of our revenues, respectively.

Revenue Recognition

The Company recognizes revenue from telecommunication services in accordance with ASC 606, “Revenue from Contracts with Customers.”

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered, provided that persuasive evidence of a sales arrangement existed, and collection was reasonably assured. Management considers persuasive evidence of a sales arrangement to be a written interconnection agreement. The Company’s payment terms vary by clients.

Retirement Benefit Costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

For defined benefit schemes, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gains and losses are recognized in full in the period in which they occur. They are recognized outside the income statement and are presented in other comprehensive income. Past service cost is recognized immediately in the income statement in the period in which it occurs.

The retirement benefit obligation recognized in the balance sheet represents the present value of the defined obligation as adjusted for unrecognized past service cost, and as reduced by the fair value of the scheme assets. Any asset resulting from this calculation is limited to past service cost, plus the present value of available refunds and reductions in future contributions to the scheme.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations, has a working capital deficiency and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing in the industry and continuing its marketing efforts. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its stockholders. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its stockholders.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2021 and December 31, 2020 consisted of the following:

	March 31,	December 31,
	2021	2020
Telecommunication equipment	$258,737	$259,000
Telecommunication software	534,234	530,514
Other equipment	46,614	47,206
Total property and equipment	839,585	836,720
Accumulated depreciation and amortization	(503,830)	(486,190)
Total property and equipment	$335,755	$350,530

Depreciation expense for the three months ended March 31, 2021 and 2020 amounted to $20,560 and $13,425, respectively.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 5 –LOANS PAYABLE

Loans payable at March 31, 2021 and December 31, 2020 consisted of the following:

	March 31,	December 31,		Interest
	2021	2020	Term	rate
Unique Funding Solutions_2	$2,000	$2,000	Note was issued on October 12, 2018 and due on January 17, 2019	28.6%
YES LENDER LLC 3	1,063	5,403	Note was issued on August 3, 2020 and due on January 12, 2021	26.0%
Apollo Management Group, Inc	-	63,158	Note was issued on March 18, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 2	-	68,421	Note was issued on March 25, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 3	-	66,316	Note was issued on April 1, 2020 and due on October 1, 2020	12.0%
Apollo Management Group, Inc 4	-	73,684	Note was issued on April 2, 2020 and due on October 2, 2020	12.0%
Apollo Management Group, Inc 5	-	36,842	Note was issued on April 7, 2020 and due on October 7, 2020	12.0%
Apollo Management Group, Inc 6	-	84,211	Note was issued on April 15, 2020 and due on October 15, 2020	12.0%
Apollo Management Group, Inc 7	-	55,000	Note was issued on April 20, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 14	-	32,432	Note was issued on December 4, 2020 and due on January 4, 2021	12.0%
Labrys Fund	-	280,000	Note was issued on June 26, 2020 and due on April 1, 2021	12.0%
M2B Funding Corp	-	300,000	Note was issued on September 1, 2020 and due on September 1, 2021	12.0%
M2B Funding Corp 1	-	77,778	Note was issued on December 10, 2020 and due on January 9, 2021	22.0%
M2B Funding Corp 2	-	27,778	Note was issued on December 18, 2020 and due on January 17, 2021	22.0%
M2B Funding Corp 3	-	55,556	Note was issued on December 24, 2020 and due on January 23, 2021	22.0%
M2B Funding Corp 4	-	111,111	Note was issued on December 30, 2020 and due on January 29, 2021	22.0%
Martus	102,008	108,609	Note was issued on October 23, 2018 and due on January 3, 2022	5.0%
Swisspeers AG	37,196	49,187	Note was issued on April 8, 2019 and due on October 4, 2022	7.0%
Darlene Covi19	106,170	113,040	Note was issued on April 1, 2020 and due on September 30, 2027	0.0%
Total	248,437	1,622,669
Less: Unamortized debt discount	-	(19,221)
Total loans payable	248,437	1,603,448
Less: Current portion of loans payable	(3,063)	(1,332,612)
Long-term loans payable	$245,374	$270,836

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 5 –LOANS PAYABLE (CONTINUED)

Loans payable to related parties at March 31, 2021 and December 31, 2020 consisted of the following:

	March 31,	December 31,		Interest
	2021	2020	Term	rate
Alonso Van Der Biest	$80,200	$80,200	Note was issued on June 12, 2015 and originally due on June 11, 2019. The note was extended to July 2021.	16.5%

Alvaro Quintana	-	10,587	Note was issue on September 30, 2016 and due on September 29, 2019	0%

49% of Shareholder of SwissLink	1,631,914	1,737,512	Note is due on demand	0%

49% of Shareholder of SwissLink	212,340	226,080	Note is due on demand	5%
Total	1,924,454	2,054,379
Less: Current portion of loans payable	1,924,454	2,054,379
Long-term loans payable	$-	$-

During the three months ended March 31, 2021 and 2020, the Company borrowed from third parties totaling $444,444 and $210,000, which includes original issue discount and financing costs of $44,444 and $0 and repaid the principal amount of $309,082 and $98,646, respectively.

During the three months ended March 31, 2021 and 2020, the Company recorded interest expense of $162,459 and $48,294 and recognized amortization of discount, included in interest expense, of $63,666 and $0, respectively.

During the three months ended March 31, 2021, the Company settled loans payable of $1,516,667 by 2,230,994 shares of common stock valued at $2,056,530. As a result, the Company recorded loss on settlement of debt of $539,863. As of March 31, 2021, the shares were not yet issued and recorded as stock payable.

NOTE 6 - CONVERTIBLE LOANS

At March 31, 2021 and December 31, 2020, convertible loans consisted of the following:

	March 31,	December 31,
	2021	2020
Promissory notes – Issued in fiscal year 2019, with variable conversion features	$5,000	$5,000
Promissory notes – Issued in fiscal year 2020, with variable conversion features	-	623,660
Total convertible notes payable	5,000	628,660
Less: Unamortized debt discount	(1,820)	(372,290)
Total convertible notes	3,180	256,370

Less: current portion of convertible notes	-	253,554
Long-term convertible notes	$3,180	$2,816

During the three months ended March 31, 2021 and 2020, the Company recorded interest expense of $33,430 and $295,903 and recognized amortization of discount, included in interest expense, of $370,470 and $457,177, respectively.

During the three months ended March 31, 2021 and 2020, the Company repaid notes of $250,000 and $334,500 and accrued interest including prepayment penalty of $6,027 and $151,542, respectively.

Conversion

During the three months ended March 31, 2021, the Company converted notes with principal amounts and accrued interest of $422,295 into 6,080,632 shares of common stock. The corresponding derivative liability at the date of conversion of $708,611 was settled through additional paid in capital.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 6 - CONVERTIBLE LOANS (CONTINUED)

Promissory Notes - Issued in fiscal year 2019

During the year ended December 31, 2019, the Company issued a total of $2,544,250 in notes with the following terms:

•·Terms ranging from 6 months to 3 years.

•·Annual interest rates ranging from of 8% to 12%.

•·Convertible at the option of the holders at issuance or 180 days from issuance.

•·Conversion prices are typically based on the discounted (39% or 0% discount) lowest trading prices of the Company’s shares during various periods prior to conversion.

The convertible notes were also provided with a total of 661,216 common shares and warrant to purchase up to 92,000 shares of common stock at exercise price of $2.5 per share for 3 years.

Certain notes allow the Company to redeem the notes at rates ranging from 110% to 150% depending on the redemption date provided that no redemption is allowed after the 180th day. Likewise, the notes include original issue discount and financing costs totaling $278,000 and the Company received cash of $2,266,250.

Derivative liabilities

The Company determined that the conversion option in the note met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company will bifurcate the embedded conversion option in the note once the note becomes convertible and account for it as a derivative liability.

The Company valued the conversion features of convertible notes and warrant using the Black Scholes valuation model. During the three months ended March 31, 2021, the fair value of the derivative liability for new notes was $0, as there were no notes that became convertible.

NOTE 7 – DERIVATIVE LIABILITY

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of March 31, 2021. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 7 – DERIVATIVE LIABILITY (CONTINUED)

For the three months ended March 31, 2021 and the year ended December 31, 2020, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Three months ended	Year ended
	March 31,	December31,
	2021	2020
Expected term	0.16 - 1.18 years	0.02 - 6.00 years
Expected average volatility	145% - 241%	74% - 550%
Expected dividend yield	-	-
Risk-free interest rate	0.07% - 0.09%	0.05% - 2.56%

The following table summarizes the changes in the derivative liabilities during the three months ended March 31, 2021:

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2020	$1,025,691

Addition of new derivatives recognized as debt discounts	-
Addition of new derivatives recognized as loss on derivatives	-
Settled on issuance of common stock	(708,611)
Change in fair value of the derivative liabilities	(277,575)
Balance - March 31, 2021	$39,505

The following table summarizes the change in fair value of derivative liability included in the income statement for the three months ended March 31, 2021 and 2020, respectively.

	Three months Ended
	March 31,
	2021	2020
Addition of new derivatives recognized as loss on derivatives	$-	$-
Revaluation of derivative liabilities	(277,575)	1,660,023
Change in fair value of the derivative liabilities	$(277,575)	$1,660,023

NOTE 8 – SHAREHOLDERS’ EQUITY

The Company’s authorized capital consists of 1,200,000 shares of preferred stock and 300,000,000 shares of common stock with a par value of $0.001 per share.

Common Stock

During the three months ended March 31, 2021, the Company issued 42,988,132 shares of common stock, valued at fair market value on issuance as follows;

•35,862,500 shares issued for cash of $3,586,250

•600,000 shares issued to our management for compensation valued at $564,000

•6,080,632 shares issued for conversion of debt of $422,295

•195,000 shares for services valued at $284,700

•250,000 shares for forbearance of debt valued at $49,925

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 8 – SHAREHOLDERS’ EQUITY (CONTINUED)

During the three months ended March 31, 2021, the Company cancelled 1,294,600 shares of common stock which was issued for service.

As of March 31, 2021 and December 31, 2020, 138,826,964 and 118,133,432 shares of common stock were issued and outstanding, respectively.

Series A Preferred Stock

On November 3, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 3, 2020

As of March 31, 2021 and December 31, 2020, 10,000 shares of Series A Preferred Stock were issued and outstanding, respectively.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive a liquidation preference of $81 per share in any distribution upon winding up, dissolution, or liquidation of the Company before junior security holders, as provided in the designation. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series B Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

During the three months ended March 31, 2021, 21,000,000 shares of common stock were converted into 21,000 shares of Series B Preferred Stock by our management.

As of March 31, 2021 and December 31, 2020, 21,000 and 0 shares of Series B Preferred Stock were issued and outstanding, respectively.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 7, 2021.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 9 - RELATED PARTY TRANSACTIONS

Due from related parties

During the three months ended March 31, 2021 and 2020, the Company loaned $0 and $13,399 to a related party, respectively.

As of March 31, 2021 and December 31, 2020, the Company had due from related parties of $221,790. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

During the three months ended March 31, 2021 and 2020, the Company borrowed $0 and $182 from CEO and CFO of the Company, and repaid $10,587 and $162 to the CEO and CFO, respectively.

As of March 31, 2021 and December 31, 2020, the Company had amounts due to related parties of $34,616 and $94,616, respectively. During the three months ended March 31, 2021, the Company paid $60,000 for the rest of consideration of acquisition of IoT Labs in 2020 The amounts are unsecured, non-interest bearing and due on demand.

Employment agreements

 During the three months ended March 31, 2021 and 2020, the Company recorded management fees of $135,000 and $126,000, bonus of $564,000 and $0 and paid $143,212 and $28,600, respectively.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases and Long-term Contracts

The Company has not entered into any long-term leases, contracts or commitments.

Lease

The Company leases facilities which the term is less than 12 months. For the years ended March 31, 2021 and December 31, 2020, the Company incurred $6,900 and $9,200, respectively.

Advisory service

On March 3, 2020, we appointed Oscar Brito as an advisor to our Board of Directors and agreed to pay him $5,000 per month for such services. Mr. Brito acted as an advisor to our Board of Directors until August 30, 2020.

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 11 - SEGMENT

At March 31, 2021, the Company operates in one industry segment, telecommunication services, and two geographic segments, USA and Switzerland, where current assets and equipment are located.

Operating Activities

The following table shows operating activities information by geographic segment for the three months ended March 31, 2021 and 2020:

Three Months Ended March 31, 2021

	USA	Switzerland	Elimination	Total
Revenues	$13,067,010	1,135,802	$(5,201)	$14,197,611
Cost of revenue	12,706,060	1,009,382	(5,201)	13,710,241
Gross profit	360,950	126,420	-	487,370

Operating expenses
General and administration	1,316,116	181,995	-	1,498,111

Operating income (loss)	(955,166)	(55,575)	-	(1,010,741)

Other income (expense)	(887,871)	20,123	-	(867,748)

Net loss	$(1,843,037)	$(35,452)	$-	$(1,878,489)

Three Months Ended March 31, 2020

	USA	Switzerland	Elimination	Total
Revenues	$3,820,533	1,198,117	$(1,238)	$5,017,412
Cost of revenue	4,121,183	1,058,608	(1,238)	5,178,553
Gross profit	(300,650)	139,509	-	(161,141)

Operating expenses
General and administration	1,132,092	165,435	-	1,297,527

Operating loss	(1,432,742)	(25,926)	-	(1,458,668)

Other expense	(2,438,271)	(12,264)	-	(2,450,535)

Net loss	$(3,871,013)	$(38,190)	$-	$(3,909,203)

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021

NOTE 11 – SEGMENT (CONTINUED)

 Asset Information

The following table shows asset information by geographic segment as of March 31, 2021 and December 31, 2020:

March 31, 2021		USA		Switzerland		Elimination		Total
Assets	$		$		$		$
Current assets		$5,719,953		$1,048,730		$(935,105)		$5,833,578
Non-current assets		3,473,041		530,202		(1,669,515)		2,333,728
Liabilities
Current liabilities		$4,416,181		$2,926,454		$(935,105)		$6,407,530
Non-current liabilities		$3,180		$396,788		$-		$399,968

December 31, 2021		USA		Switzerland		Elimination		Total
Assets	$		$		$		$
Current assets		$3,245,725		$1,225,399		$(889,540)		$3,581,584
Non-current assets		3,478,147		561,551		(1,669,515)		2,370,183
Liabilities
Current liabilities		$5,630,060		$3,171,419		$(889,540)		$7,911,939
Non-current liabilities		$2,816		$432,048		$-		$434,864

NOTE 12 – SUBSEQUENT EVENT

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

PART III

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description
Exhibit 2.1	Membership Interest Purchase Agreement(1)
Exhibit 2.2	Company Acquisition Agreement(11)
Exhibit 2.3	Company Purchase Agreement(12)
Exhibit 2.4	Company Purchase Agreement(13)
Exhibit 3.1	Articles of Incorporation of the Registrant (2)
Exhibit 3.2	Bylaws of the Registrant (2)
Exhibit 3.3	Certificate of Amendment(3)
Exhibit 3.4	Certificate of Amendment(21)
Exhibit 3.5	Certificate of Designation(22)
Exhibit 3.6	Certificate of Designation(24)
Exhibit 4.1	Convertible Promissory Note(14)
Exhibit 4.2	Warrant(14)
Exhibit 4.3	Amendment No. 1 to the Senior Secured Convertible Promissory Note(15)
Exhibit 4.4	Convertible Promissory Note(16)
Exhibit 4.5	Warrant(16)
Exhibit 4.6	Convertible Promissory Note(19)
Exhibit 4.7	Warrant(19)
Exhibit 4.8	Amalgamated Note(20)
Exhibit 4.9	Additional Note(20)
Exhibit 4.10	Amendment to Common Stock Purchase Warrant (23)
Exhibit 10.1	Termination Agreement(4)
Exhibit 10.2	International Distribution Agreement(4)
Exhibit 10.3	Stock Purchase Agreement(5)
Exhibit 10.4	Trademark License Agreement(6)
Exhibit 10.5	EMA Convertible Note(7)
Exhibit 10.6	Typenex Convertible Note(7)
Exhibit 10.7	Pinz Convertible Note(7)
Exhibit 10.8	Mastoris Subscription Agreement(7)
Exhibit 10.9	Principe Subscription Agreement(7)
Exhibit 10.10	Kamen Subscription Agreement(7)
Exhibit 10.11	Conversion Agreement with Carmen Cabell(8)
Exhibit 10.12	Conversion Agreement with Patrick Gosselin(8)
Exhibit 10.13	Conversion Agreement with Mark Engler(8)
Exhibit 10.14	Employment Agreement with Leandro Iglesias(8)
Exhibit 10.15	Employment Agreement with Alvaro Quintana Cardona(8)
Exhibit 10.16	Employment Agreement with Juan Carlos Lopez Silva(8)
Exhibit 10.17	Securities Purchase Agreement(14)
Exhibit 10.18	Securities Purchase Agreement(16)
Exhibit 10.19	Common Stock Purchase Agreement(17)
Exhibit 10.20	Settlement and Mutual Release Agreement(18)
Exhibit 10.21	Securities Purchase Agreement(19)
Exhibit 10.22	Multipurpose Agreement(20)
Exhibit 10.23	Amended Employment Agreement(21)
Exhibit 10.24	Amended Employment Agreement(21)
Exhibit 10.25	Amended Employment Agreement(21)
Exhibit 10.26	Conversion Agreement with Leandro Iglesias(25)
Exhibit 10.27	Conversion Agreement with Alvaro Cardona(25)
Exhibit 10.28	Conversion Agreement with Juan Carlos Silva(25)
Exhibit 10.29	Termination Agreement and Release(26)
Exhibit 10.30	Termination Agreement and Release(26)
Exhibit 10.31	Termination Agreement and Release(26)
Exhibit 11.1	Consent of Boyle CPA, LLC
Exhibit 11.2	Consent of Urish Popeck & Co., LLC
Exhibit 12.1	Opinion of The Doney Law Firm with consent to use
Exhibit 13.1	Form of Subscription Agreement(9)
Exhibit 14.1	SwissLink acquisition agreement(10)
Exhibit 14.2	Loan agreement between Swissphone Wireless AG and Swissphone Carrier AG(10)
Exhibit 14.3	Loan agreement between Swissphone Wireless AG and Swissphone Carrier AG (English)(10)
Exhibit 14.4	Loan transfer agreement between Swissphone Wireless AG and Ralf Koehler(10)
Exhibit 14.5	Loan transfer agreement between Swissphone Wireless AG and Ralf Koehler (English)(10)
Exhibit 14.6	Certification of English translation of Loan Agreement and Loan Transfer Agreement (10)
Exhibit 14.7	SwissLink shareholders resolution changing company name from Swissphone Carrier AG to Swisslink Carrier AG.(10)
Exhibit 14.8	CHF 200,000 Loan agreement between Swisslink Carrier AG and Ralf Kohler(10)
Exhibit 15.1	Audited Financials for SwissLink Carrier AG for the Year Ended December 31, 2018(10)
Exhibit 15.2	Unaudited Financials for SwissLink Carrier AG for the Six Months Ended June 30, 2019(10)
Exhibit 15.3	Unaudited Pro Forma Combined Financial Statements(10)

III-1

1.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 28, 2018.

2.Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on August 18, 2011.

3.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 31, 2018.

4.Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the US Securities and Exchange Commission on April 6, 2012.

5.Incorporated by reference to the Company’s Form 10-K filed with the US Securities and Exchange Commission on October 3, 2013.

6.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 13, 2015.

7.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 17, 2016.

8.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 28, 2018.

9.Incorporated by reference to the Company’s Form 1-A/A filed with the US Securities and Exchange Commission on May 31, 2019.

10.Incorporated by reference to the Company’s Form 1-A/A filed with the US Securities and Exchange Commission on October 31, 2019.

11.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 20, 2020.

12.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 1, 2020.

13.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 12, 2020.

14.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 26, 2020.

15.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 27, 2020.

16.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 8, 2020.

17.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 9, 2020.

18.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 2, 2020.

19.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 20, 2020.

20.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on September 4, 2020.

21.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 6, 2020.

22.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 12, 2020.

23.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 13, 2020.

III-2

24.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 17, 2020.

25.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on November 19, 2020.

26.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 10, 2020.

27.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 10, 2020.

28.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 14, 2020.

29.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 18, 2020.

30.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 08, 2021.

31.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 08, 2021.

32.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 15, 2021.

33.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 22, 2021.

34.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 03, 2021.

35.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 19, 2021.

36.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on March 08, 2021.

37.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on March 18, 2021.

38.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on March 26, 2021.

39.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 20, 2021.

40.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 14, 2021.

41.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 20, 2021.

42.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 23, 2021.

43.Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 28, 2021.

III-3

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on July 9, 2021.

iQSTEL Inc.

By:	/s/ Leandro Iglesias
Leandro Iglesias
Chief Executive Officer, Chairman, Principal Executive Officer

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Title:	Chief Operating Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

This Offering Circular has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Leandro Iglesias
Leandro Iglesias
Chief Executive Officer, Principal Executive Officer
July 9, 2021

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Title:	Chief Operating Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Date:	July 9, 2021

By:	/s/ Raul A Perez
Raul A Perez
Director
July 9, 2021

By:	/s/ Jose Antonio Barreto
Jose Antonio Barreto
Title:	Director
Date:	July 9, 2021

By:	/s/ Italo R. Segnini
Italo R. Segnini
Title:	Director
Date:	July 9, 2021

III-4